                           Registration No. 333-92275


     As filed with the Securities and Exchange Commission on March 22, 2000.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                               Amendment No. 1 to


                                    FORM SB-2

             Registration Statement Under the Securities Act of 1933
                                ----------------

                       SONUS COMMUNICATION HOLDINGS, INC.
                         (Name of small business issuer)

            DELAWARE                            6770                        54-1939577
(STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)         IDENTIFICATION No.)

                          1600 WILSON BLVD., SUITE 1008
                            ARLINGTON, VIRGINIA 22209
                                 (703) 527-8860
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                                   ----------
                           CORPORATION SERVICE COMPANY
                  1013 CENTRE ROAD, WILMINGTON, DELAWARE 19805
                                 (800) 677-3394
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                   ----------

                                   Copies to:

                               CLIVE R.G. O'GRADY
                              CECIL E. MARTIN, III
                       MCGUIRE, WOODS, BATTLE & BOOTHE LLP
                        Suite 1800, 1750 Tysons Boulevard
                                McLean, VA 22102
                            TELEPHONE: (703) 712-5017
                            FACSIMILE: (703) 712-5248
                                   ----------


       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as the selling shareholders may decide.


       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


       If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. / /


       Pursuant to Rule 416, there are also being registered such additional shares and warrants as may become issuable pursuant to the anti-dilution provisions of the warrants.

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                       PROPOSED MAXIMUM        PROPOSED
       TITLE OF EACH CLASS                 AMOUNT TO        OFFERING PRICE      MAXIMUM AGGREGATE         AMOUNT OF
 OF SECURITIES TO BE REGISTERED          BE REGISTERED     PER SECURITY (1)     OFFERING PRICE (1)      REGISTRATION
                                                                                                             FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock
 par value, $0.0001 per share  (2)....   2,156,465              $3.375            $7,278,069                $1,921
----------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Warrants
 par value, $0.0001 per share  (3)....   1,013,970              $3.375            $3,422,149                $  903
----------------------------------------------------------------------------------------------------------------------
Common Stock Purchase Warrants (4)....      90,000              $2.375            $  213,750.00             $---(5)
                                           487,500               2.455             1,196,812.50
                                            86,250               2.375               204,843.75
                                           250,000                .375                93,750.00
                                            37,500               1.375                51,562.50
                                            62,720               2.025               127,008.00


(1) Estimated solely for the purpose of (i) calculating the registration fee for the common stock in accordance with Rule 457(c) under the Securities Act of 1933 and based on the average of the high and low price per share of Sonus Communication Holdings, Inc. common stock as quoted on the OTC Bulletin Board on December 2, 1999, and (ii) calculating the registration fee for the common stock purchase warrants and common stock underlying the warrants in accordance with Rule 457(g) under the Securities Act.

(2) Consists of shares of outstanding common stock issued by the Company in private placements on January 21, May 5, May 27, August 3 and November 22, 1999.

(3) Consists of (i) 90,000 shares of common stock issuable upon exercise of common stock purchase warrants issued January 21, 1999, at an exercise price of $1.00 per share, (ii) 487,500 shares of common stock issuable upon exercise of common stock purchase warrants issued as of January 21, 1999, at an exercise price of $.92 per share, (iii) 86,250 shares of common stock issuable upon exercise of common stock purchase warrants issued as of August 3, 1999 at an exercise price of $1.00 per share, (iv) 250,000 shares of common stock issuable upon exercise of common stock purchase warrants issued August 3, 1999 at an exercise price of $3.00 per share, (v) 37,500 shares of common stock issuable upon exercise of common stock purchase warrants issued August 3, 1999, at an exercise price of $2.00 per share, and (vi) 62,720 shares of common stock issuable upon exercise of common stock purchase warrants issued November 22, 1999, at an exercise price of $1.35 per share.

(4) Consists of warrants to purchase the shares of common stock described in footnote (3) above.

(5) The filing fee is included in the fee for the registration of the underlying common stock.

                                ----------------


       THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED MARCH 22, 2000

                       SONUS COMMUNICATION HOLDINGS, INC.





                                     [LOGO]



                                3,170,435 SHARES


                      1,013,970 WARRANTS TO PURCHASE SHARES



               --------------------------------------------------


ABOUT OUR COMPANY:                              THE COMMON STOCK:
-   We are a provider of telephone              -   On March 16, 2000, the last reported
    services that use the internet to               closing price of the common stock was
    transport voice and data.                       $6 7/8.

                                                THE WARRANTS:

-   Our headquarters are located at             -   The warrants have exercise prices
    1600 Wilson Boulevard, Suite 1008               ranging from $.92 to $3.00, and the
    Arlington, Virginia  22209                      average weighted exercise price of the
    Telephone: (703) 527-8860                       warrants is $1.51.


THE OFFERING:                                   THE SELLING SECURITY HOLDER:

-   This is an offering by the selling          -   The selling shareholders have advised
    security holders to sell shares of our          us that they will sell the shares and
    common stock, par value $.0001 per              the warrants from time to time in the
    share, and warrants to purchase our             open market, on the over-the-counter
    common stock.                                   electronic bulletin board or in
                                                    privately negotiated transactions.
                                                    See "Plan of Distribution."

-   We will not receive proceeds upon the       -   The selling security holders will pay
    sale of the shares or warrants but may          all of their commissions, brokerage
    receive up to $1,534,422 upon exercise          fees and related expenses. We will
    of all the warrants offered by this             pay all of the expenses of this
    prospectus for cash.                            offering, estimated to be
                                                    approximately $50,000.
TRADING SYMBOL:



-   Our common stock is traded on the
    over-the-counter bulletin board under
    the symbol "SNHD."




                ------------------------------------------------


BEFORE MAKING ANY INVESTMENT IN OUR SECURITIES, YOU SHOULD READ AND CAREFULLY CONSIDER RISKS DESCRIBED IN THE RISK FACTORS BEGINNING ON PAGE 6.



          -------------------------------------------------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


Red Herring: The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                     SUMMARY



GENERAL



            We are an FCC licensed telecommunications company that uses the public internet as well as private internet networks to transport data and voice media. We are among the first of a growing number of service providers to offer telephone services that use the public internet and private internet networks as our primary transport media. We are also among the first carriers with internet based telephone service considered equivalent to that of the major international long-distance carriers such as AT&T. We implement leading edge technology in our ongoing effort to develop and deploy a global internet communications network providing telephone, facsimile, data and video services.



            Our principal executive offices are located at 1600 Wilson Blvd., Arlington, Virginia 22209, and our telephone number is (703) 527-8860.


THE OFFERING


Common stock offered by selling security holders..............................2,156,465

Warrants offered by selling security holders..................................1,013,970

Common stock underlying warrants..............................................1,013,970

Common stock outstanding immediately prior
to the offering...............................................................6,032,214

Common stock to be outstanding after the offering assuming all outstanding dilutive securities are exchanged or exercised for common stock (excluding
1,065,857 shares issuable upon consummation of the
merger with Empire One Telecommunications, Inc.)..............................8,822,226

Use of Proceeds...............................................................This is a secondary offering which will not result in proceeds to us, except that we will receive
                                                                              proceeds of $1,534,422 if all of the warrants are
                                                                              exercised for cash, and $750,000 if the
                                                                              warrants with cashless exercise features are
                                                                              exercised on a cashless basis and the remainder of
                                                                              the warrants are exercised for cash. All such
                                                                              proceeds would be used for working capital. See "Use
                                                                              of Proceeds" on page 15 hereof.

                             SUMMARY FINANCIAL DATA


            The summary financial data in the table below has been derived from our audited financial statements for the years ended December 31, 1997, 1998 and 1999. Our audited financial statements are included in this prospectus beginning at page F-1. These financial statements include, in the opinion of our management, all normal recurring adjustments necessary to present fairly our financial condition and results of operations. The information includes the historical information of Sonus Communications, Inc. for 1998 and 1999 and includes the merger with The Park Group that occurred in the first quarter of 1999. You should read this information together with the information under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" beginning on page 22 and our financial statements and accompanying notes.



                                                           YEAR ENDED DECEMBER 31,
                                                     ---------------------------------
                                                       1998                   1999
                                                       ----                   ----
Historical Statement of
Operations Data:
Revenues                                             $287,290              $1,704,056

Net loss from                                         (81,406)             (1,751,266)
operations
Loss per share                                          (0.02)                  (0.44)
Historical Balance
Sheet Data:
Total assets                                          505,212               1,554,593

Long term debt                                         99,969                 152,550
Stockholders' equity                                 (180,565)                412,423

                                  RISK FACTORS








            In addition to the other information contained in this prospectus, you should consider carefully the following risk factors before investing in any of our common stock or warrants.



OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE WE HAVE A LIMITED OPERATING
HISTORY.



            We entered the U.S. outgoing international telephone service business in October 1998 and have only a limited operating history upon which an evaluation of our business and our business prospects can be based. You should consider our prospects in light of the heightened risks and unexpected expenses and difficulties frequently encountered by companies in an early stage of development. These risks, expenses and difficulties, which are described below, apply particularly to us because the market for delivering voice and other data over the internet is new and rapidly evolving. Due to our limited operating history, it will be difficult for you to evaluate whether we will successfully address these risks.


WE HAVE A HISTORY OF LOSSES AND NEGATIVE CASH FLOW AND ANTICIPATE CONTINUED LOSSES.


            Since our formation, we have incurred operating losses and negative cash flow. To the extent that we are unable to achieve profitability in the future, our business, prospects, financial condition and results of operations will suffer. In 1999, we incurred a net loss of $1,751,266, and have incurred accumulated net losses through December 31, 1999 of $2,199,525. We cannot assure you that we will ever achieve or sustain profitability or that our operating losses will not increase in the future.


WE EXPECT THAT OUR CURRENT STRATEGY WILL RESULT IN CONTINUING NET LOSSES FOR THE FORESEEABLE FUTURE.


            Our current strategy can be expected to have an adverse impact on our profit margins for at least the near-term. We cannot assure you that we can increase our revenues and customer base sufficiently to recover the costs of our anticipated expenses. Our current focus is on expanding our network and establishing an infrastructure to achieve economies of scale, improve network performance and enable us to expand our geographic reach for potential telecommunications clients. As a result, we will continue to make capital expenditures and incur substantial operating costs and increase our expenses in order to hire additional personnel, provide adequate levels of support to management, develop further the network infrastructure, increase our technical resources and provide additional customer support. This strategy can be expected to have an adverse impact on our profit margins for at least the near-term. In addition, acceleration in the growth of our client base or changes in the way our clients use our services may also increase costs as a percentage of revenues.


WE WILL IMMEDIATELY NEED ADDITIONAL CAPITAL FOLLOWING COMPLETION OF THIS OFFERING TO CONTINUE AS A GOING CONCERN.


            We will require substantial additional financing in order to implement our present business plan and meet our working capital and other cash requirements. If we fail to obtain that additional financing, we may not be able to implement our business plan and we may not be able to continue as a going concern.


            We estimate that approximately $500,000 is required to deploy the necessary equipment to terminate telephone calls in each additional country we enter. Therefore, we will require substantial immediate additional financing. Failure to secure additional financing will have a material adverse effect on us. Based upon our present business plan and existing cash resources, we expect that cash flow from operating activities will not be sufficient to meet our currently anticipated working capital and capital expenditure requirements for the next twelve months. If our growth exceeds current expectations or if we expedite or enlarge our network expansion, or if our cash flow from operations is not sufficient to meet our working capital and capital expenditure requirements, we will need to raise additional capital by issuing additional common stock or by debt financing. We can provide no assurance that we will be able to raise additional capital or that additional capital, if raised, will be obtained on favorable terms. Any additional financing using our common stock will result in the reduction of each stockholder's percentage ownership interest in us and may result in a decrease in the market price of our common stock. Any additional debt financing likely will involve restrictive covenants that may limit our operating flexibility.


IF WE FAIL TO PROPERLY MANAGE OUR GROWTH, OUR BUSINESS COULD BE ADVERSELY AFFECTED.


            Our rapid growth and expansion into new markets have placed, and may continue to place, a strain on our management, administrative, operational, financial and technical resources and increase demands on our systems and controls. Demands on network resources, technical staff and resources have grown rapidly with our expanding customer base, and it may be difficult to satisfy the demand for our services and to address problems in billing customers. We have had customer relations and other general business issues and difficulties resulting from our rapid growth. We can not assure you that we will not experience similar or additional problems in the future or that our attempts to improve our technical staff will be adequate to facilitate continued growth. A failure to effectively provide customer and technical support services will adversely affect our ability to attract and maintain our customer base. Expected increases in our telecommunications customer base will produce increased demands on:



            --          sales,



            --          marketing and administrative resources,



            --          engineering and technical resources,



            --          customer and technical support resources,



            --          switching and routing capabilities and



            --          network infrastructure.



            Our administrative, operating and financial control systems, infrastructure, personnel and facilities may not be adequate to support future operations or maintain and effectively adapt to future growth. We cannot assure you that we will be able to:


            --          build-out our telecommunications infrastructure,


            -- install additional equipment for the termination of telephone calls,



            --          add services,


            --          expand our customer base and geographical markets, or


            --          implement our business strategy at the rate planned.


            Consequently, the inability to continue to upgrade the networking systems or the operating and financial control systems, the inability to recruit and hire necessary personnel or the emergence of unexpected expansion difficulties could have a material adverse effect on our results of operations or financial condition.


INABILITY TO IMPLEMENT OUR ACQUISITION STRATEGY MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS STRATEGY AND OPERATIONS.


            If we fail to identify suitable acquisition candidates, fail to reach acceptable terms with potential acquisition candidates or if we fail to develop or acquire the requisite competencies in the delivery of retail products or services, we may not achieve profitability. We are in the process of exploring strategic acquisitions that will permit us to vertically integrate our low-cost, high-quality international long-distance services with retail products and services that are sold directly to consumers and businesses. Our goal is to expand beyond wholesale services to create retail revenue sources which capture greater profit margins, but we can provide no assurance that we will be successful or that increased margins can be attained. We currently have no expertise in the development and marketing of retail telecommunication products or services.



IF THE ACQUISITION OF EMPIRE ONE TELECOMMUNICATIONS, INC. DOES NOT OCCUR WE MAY SUFFER LOSSES AND FAIL TO IMPLEMENT OUR BUSINESS PLAN.



            In November, 1999, we entered into a merger agreement to acquire Empire One Telecommunications, Inc., a New York corporation, for 1,065,857 shares of our common stock. Our inability to close the acquisition of Empire One Telecommunications, Inc. may limit our ability to become a complete telecommunications provider, enter the retail market and enjoy higher margins, and may reduce our ability to find financing on favorable terms or at all. Empire One is a competitive local exchange carrier and internet service provider doing business primarily in the northeast and western U.S. We can provide no assurances that:


            -- the conditions to closing contained in our merger agreement will be satisfied; or



            --          the merger will be consummated.



            In addition, if we refuse to close this acquisition for any reason other than in accordance with a written condition set forth in the merger agreement, we may be required to pay all of Empire One Telecommunications, Inc.'s costs and expenses in connection with the proposed transaction, including reasonable legal fees. The payment of their costs, expenses or fees could adversely affect our operating results and financial condition.


OUR PRINCIPAL STOCKHOLDERS EXERCISE SIGNIFICANT CONTROL OVER US THAT MAY LIMIT YOUR ABILITY TO INFLUENCE OUR CORPORATE ACTIONS.


            Charles W. Albo, our Chairman of the Board and co-founder, Nana Maraneli, our Executive Vice President and co-founder, and other officers and directors together own a large portion of our issued and outstanding common stock. They will be able to exercise significant influence over our corporate actions and limit your ability to influence our growth, strategy and management. It is anticipated that our management will continue to have the ability to exercise significant influence over us for the foreseeable future. As a result, our management is and will be able to significantly influence matters requiring approval by our stockholders, including the election of the directors and the approval of significant corporate matters, including any merger, consolidation, dissolution or sale of all or substantially all of our assets.


INTENSE COMPETITION WITHIN THE MARKET FOR INTERNET TELEPHONY PRODUCTS AND SERVICES MAY ADVERSELY AFFECT OUR REVENUES AND PROFITS.



            The market for internet telephony services is relatively new and expected to be extremely competitive. If we are not able to successfully compete in this market, our revenues and our profits could be reduced. Our competitors include a number of companies that have introduced services that make internet telephony solutions available to businesses and consumers. There currently exist several "next generation" commercial telecommunication carriers offering internet-based long-distance service at a substantial discount to traditional commercial grade service. Companies including IDT Corporation, Inc., Delta Three (a subsidiary of RSL Communications, Ltd.), ITXC Corp. and OzEmail Limited, which was acquired by MCI WorldCom, provide a range of internet telephony services similar to ours. Many of our competitors are significantly larger and have substantially greater market presence and financial, technical, operational, marketing and other resources and experience than us. To the extent our competitors successfully penetrate the markets in which we intend to operate and we are unable to successfully compete, our business, financial condition and results of operations could be negatively and materially affected.

ENTRY OF NEW WELL-CAPITALIZED COMPANIES INTO THE MARKET FOR INTERNET TELEPHONY PRODUCTS AND SERVICES MAY ADVERSELY AFFECT OUR ABILITY TO COMPETE.


            An increasing number of large, well-capitalized companies are entering the market for internet telephony products and services. As a result, we may not be able to compete effectively with our competitors in this market or increase our customer base. Large companies, including Cisco Systems, Inc., Lucent Technologies, Inc., Northern Telecom Limited and Dialogic Corp. offer or plan to offer internet telephony products. These products are expected to allow large-scale communications over the internet. In addition, major long distance carriers, including AT&T, Qwest, Bell Atlantic Corporation and Deutsche Telekom AG, as well as other major companies, including Motorola, Inc., Intel Corporation and Netscape Communications Corporation, have entered or plan to enter the internet telephony market.



INTERNATIONAL LONG DISTANCE COMPANIES MAY BEGIN OFFERING INTERNATIONAL RATES THAT ARE COMPETITIVE WITH OR LOWER THAN THOSE OFFERED BY US.



            Businesses such as the entity created by the merger of MCI and WorldCom are expected to be well-financed, formidable competitors, offering a wide range of integrated telecommunications and internet services with a global reach. The new entities can be expected to offer international rates significantly below those currently offered by other providers. These competitive rates may force other carriers to lower their rates significantly, thereby increasing competitive pressure on us. Moreover, the expected price reductions may lead to the elimination of the tariffs that currently apply to many international calls and that create spreads between various international telecommunications markets. Any price reductions or elimination of tariffs and spreads may constrict our margins or significantly affect our ability to execute our business plan.



IF WE BECOME SUBJECT TO TELECOMMUNICATIONS REGULATIONS OUR PROFITABILITY AND GROWTH MAY BE RESTRICTED.



            State and federal telecommunications and federal securities regulations could limit our ability to achieve profitability and to grow. Telecommunications companies are subject to regulation by the Federal Communications Commission. Conventional telephone companies are currently pushing the FCC to regulate providers of computer software products that enable voice transmission over the internet, arguing that these companies are operating as common carriers. If this argument is successful, we will be subject to various regulatory requirements and fees. The FCC has advised Congress that it may, in the future, regulate private internet telephony services as basic telecommunications services. Conventional telephone companies are also lobbying Congress to impose tariffs that would impact customer use of our products and services. In addition, several states are studying the imposition of access charges for internet telephony providers.


            Foreign public telephone companies, newly-privatized former public telephone companies and other local competitors in foreign countries are positioned to pressure us directly in their home countries by influencing regulatory authorities to outlaw certain services or by blocking access to our services. We believe that our operating results have been negatively impacted by anti-competitive behavior on the part of the public telephone companies or former public telephone companies, and that behavior may negatively impact our business, financial condition or results of operations. With the increasing privatization and deregulation of international telecommunications in foreign countries, public telephone companies may increasingly become free to compete more effectively with us at competitive rates.


REGULATION OF THE INTERNET MAY NEGATIVELY AFFECT OUR RESULTS OF OPERATIONS.


            In addition to telecommunications regulation, the growing popularity and use of the internet has led to increased regulation of communication and commerce over the internet. The United States and other countries have enacted laws to regulate user privacy, pricing, and the characteristics and quality of internet products and services. Future legislation, legal decisions, or regulations concerning the internet may impact our business, financial condition, or results of operations.


REGULATION BY THE SECURITIES AND EXCHANGE COMMISSION MAY AFFECT YOUR ABILITY TO SELL OUR SECURITIES AND THE PRICE OF OUR STOCK.





            We are subject to regulation by the Securities and Exchange Commission under its rules regulating broker-dealer practices in connection with transactions in penny stocks, and this type of regulation may reduce the level of trading activity or your ability to sell the common stock. Penny stocks generally are equity securities with a price of less than $5.00 that are not registered on certain national securities exchanges or quoted on the NASDAQ system. The penny stock rules require a broker-dealer, prior to a transaction in a regulated penny stock, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide information concerning his compensation for the penny stock purchase, current prices of the penny stock, and a special written determination that the penny stock is a suitable investment for the purchaser.







OUR RELIANCE ON A SMALL CUSTOMER BASE INCREASES THE RISK ASSOCIATED WITH THE LOSS OF A SINGLE CUSTOMER.


            Currently, we have five primary customers, all of which are resellers for long-distance providers. These five customers account for nearly all of our revenues. The reliance by us on relatively few customers and lack of diversification of our customer base increases the importance of any one customer. The loss of a single customer could have a material adverse effect on our revenue and operating results.








IF CONSUMERS DO NOT ACCEPT OUR PRODUCT AS A LESS EXPENSIVE, QUALITY ALTERNATIVE TO TRADITIONAL SERVICE, WE MAY NOT BECOME PROFITABLE.



            Broad acceptance of our technology, products, and services is critical to our success and ability to generate revenues. If we are not successful in obtaining market acceptance of our technology, products and services, we may not achieve profitability. The markets for our technology, products, and services have only recently begun to develop and are rapidly evolving because our products and services are new and based on emerging technologies. Typically, demand and market acceptance for recently introduced technology and products are subject to a high level of uncertainty.







THE INTRODUCTION OF MORE TECHNOLOGICALLY ADVANCED PRODUCTS AND SERVICES BY OUR COMPETITORS COULD DECREASE OUR PROFITABILITY.



            The introduction of technologically superior products and services by our competitors may make our products and services less marketable or subject to downward price pressures, and decrease our profitability. The internet and telecommunications markets, including the market for voice transmission over digital data networks, are characterized by evolving industry standards and specifications. We may have to spend substantial time and money to adapt our technology, products, and services to this rapid technological change. We may fail to achieve profitability if:




            -- we fail to successfully develop enhanced or new products and services,


            -- such products and services do not achieve market acceptance,



            -- we fail to adapt products and services to comply with new standards or specifications, or


            -- the introduction of new products or services by others renders our technology, products, and services obsolete.

OUR REVENUES MAY FALL IF OUR SERVICE QUALITY IS HARMED AS A RESULT OF A FAILURE OF OUR SYSTEM TO HANDLE A LARGE VOLUME OF SIMULTANEOUS CALLS.



            Our inability to handle a large number of simultaneous calls will cause our service quality to suffer resulting in a loss of customers and revenue. A key component of our profitability will be the addition and retention of customers. As a result, we will be required to handle increased call volume on our network. It is crucial to our ability to provide quality services for our system to handle a large volume of calls. If we cannot effectively manage our customers' use of our systems, customers may not perceive our service as a reliable, high-quality alternative to the traditional long-distance telephone service.



OUR INABILITY TO PREDICT TRAFFIC VOLUME ON THE INTERNET MAY ADD EXTRA EXPENSE TO OUR BUSINESS OPERATIONS.



            Large fluctuations in internet traffic volume may obligate us to pay additional contractual charges for our internet service. A decrease in internet traffic volume may obligate us to pay for leased internet service capacity without adequate corresponding revenues. An unexpected increase in traffic volume may require us to obtain transmission capacity through more expensive means. If we are unable to accurately project our needs for leased capacity in the future, operating costs may increase negatively impacting our profitability.



IF WE FAIL TO DEVELOP STRATEGIC ALLIANCES WITH FOREIGN PARTNERS, WE MAY NOT BE ABLE TO DEVELOP A SUFFICIENT CUSTOMER BASE TO ACHIEVE PROFITABILITY.



            Our marketing strategy and performance depends on our ability to develop strategic alliances with foreign partners. We may not be able to develop these alliances and, if we are able to develop them, the partners may not be able to effectively promote our technology, products, and services. At present, we have established a significant business relationship with three entities outside the United States. We may not be successful in retaining these relationships or in developing future strategic alliances. We have limited experience in obtaining the necessary personnel, offices, regulatory authorization, leases and agreements with the intranational telecommunications carriers in the countries where we seek to establish strategic alliances.


WE DEPEND ON THIRD-PARTY RELATIONSHIPS WHICH ARE SHORT-TERM OR TERMINABLE TO PERFORM SERVICES FOR OUR CLIENTS; A FAILURE OF THIRD-PARTY SUPPLIERS COULD RESULT IN A LOSS OF CUSTOMERS AND REVENUES.



            We are dependent on third-party suppliers of telecommunications and internet network transmission services for many of our services and do not have long-term contracts with them. If these suppliers raise their rates or change their pricing structure, we may lose customers and revenue. Our ability to provide quality, reliable telecommunications services and our ability to expand our network by providing new voice and data lines is dependent upon the services of telecommunication and internet service providers such as MCI/WorldCom. Some of our third party suppliers are or may become our competitors and are not subject to restrictions upon their ability to compete with us.



            In addition, if our suppliers of internet access are unable to expand their networks or unwilling to provide or expand their current level of service to us in the future, our operations could be materially limited as could our financial condition. We have experienced delays in the timely connection of customer accounts to the internet and delays in the timely cross-connection of a client network to our network. Any disruption in the service provided by our suppliers will result in a disruption in the services we provide to our customers. Although certain internet access and leased data communications services are currently available from several alternative suppliers, including, AT&T, MCI, and Sprint, there can be no assurance that we could obtain substitute services from other suppliers at reasonable or comparable terms and prices, or in a timely fashion.

            If a telecommunication or internet access provider fails to serve accounts on a timely basis, or is unable to serve accounts generated by our growth, we could lose customers and our results of operations may be adversely affected.



OUR ABILITY TO COMPETE RELIES ON THE QUALITY OF SERVICE AND TERMINATION RATES PROVIDED TO US BY INTERNATIONAL EXCHANGE CARRIERS.



            Our ability to compete in the long-distance telecommunications market depends, in part, on our ability to procure advantageous termination rates from other international exchange carriers and on the ability of such international exchange carriers to carry the calls we route to their networks.

Our profit margin may be narrower than expected and our network service quality may suffer if:


            -- our relationship with an international exchange carrier is terminated,


            -- an international exchange carrier fails to carry traffic routed to it, or


            -- traffic is routed to another international exchange carrier providing service at a less advantageous rate with lower quality.



OUR SUCCESS DEPENDS ON RETAINING OUR CURRENT KEY PERSONNEL.



            Our future success depends to a significant degree on the technical and management skills of Charles W. Albo, the Executive Vice President, our Chairman of the Board and co-founder; Nana Maraneli, our co-founder, Vice-Chairman and Executive Vice President and W. Todd Coffin, President, Chief Executive Officer and director. Mr. Coffin has been serving as chief executive officer on an interim month-to-month basis since his contract expired on October 15, 1999. We are actively seeking a suitable replacement but have not yet made a hiring decision. Mr. Coffin intends to step down as Chief Executive Officer and director when a suitable replacement is located. The loss of the services of Mr. Albo, Ms. Maraneli or Mr. Coffin could have a material adverse effect on us unless suitable replacements are found in a timely manner.







OUR BUSINESS PROSPECTS MAY BE ADVERSELY AFFECTED IF WE ARE NOT ABLE TO ATTRACT AND RETAIN QUALIFIED PROFESSIONALS.



            As a result of our planned growth and expansion, we will need, both in the short-term and the long-term, to hire sales and marketing and technical personnel, as well as qualified administrative and management personnel in the accounting and finance areas to manage our financial control systems. We may not be able to locate or hire qualified personnel. If we are not successful in attracting, assimilating, transitioning or retaining qualified technical personnel in the future, then we may not remain competitive. In addition, we believe that there is a shortage of, and significant competition for, professionals with the advanced technical skills necessary to perform the services offered by us.



FAILURE TO RESPOND TO RAPID CHANGES IN TECHNOLOGY COULD ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUE.



            We expect that the technology underlying the markets served by us will be characterized by rapid change, evolving industry standards, emerging competition and frequent introduction of new services, software and other products. Our future success will depend upon our ability to enhance services that meet changing customer requirements on a timely and cost-effective basis. If we fail to adequately and timely identify new opportunities and bring new services to market, we may fail to compete with services or technologies developed by others.







IF OUR SYSTEM OR NETWORK FAILS WE MAY LOSE CUSTOMERS AND REVENUE.



            Our success is largely dependent on our ability to deliver high quality, uninterrupted domestic and international long-distance telephone services at low-cost. Any system or network failure that causes interruptions in our operations could damage our reputation and result in a loss of customers and revenue. We have experienced failures relating to network equipment in foreign countries. These types of failures typically arise as a result of technical problems associated with newly established connections. In addition, if we successfully expand our network and integrate new and emerging technologies and equipment into our network, the risk of system failure and unforeseen strain upon the network is likely to increase.






OUR RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED BY OUR INTERNATIONAL OPERATIONS.



            The central aspect of our growth strategy is to develop a network switching infrastructure in foreign countries. Our equipment and other property is subject to risks associated with international operations. The risks associated with international markets, include:


            --          political and economic instability,


            --          unexpected changes in legal and regulatory requirements,


            --          changes in tariffs,


            --          fluctuations in currency exchange rates,


            -- difficulties in staffing and managing international operations,


            -- difficulties in maintaining and repairing equipment abroad and


            -- difficulties in protecting our physical property overseas.








            Currently, we derive most of our revenue by directing telephone service to three foreign destinations for U.S. clients. We direct this phone traffic to countries fraught with political turmoil, civil wars and uncertainty as to rights concerning private property, civil liberties and legal parameters for conducting business. The risks associated with maintaining such operations include the imperilment of our employees which may result in significant legal exposure, confiscation or destruction of equipment or revocation of licenses, which may result in the interruption of service. We intend to offer service to many other remote international locations with similar uncertainties. Many of these locations are subject to political uncertainty, uncertainty as to rights concerning private property, civil liberties and legal parameters for conducting business.







WE MAY SUFFER LOSSES ARISING OUT OF SECURITY BREACHES.



            A breach in our network security could result in the loss of customers and revenue and in potential liability to customers. Despite the implementation of network security measures, our internet access systems are vulnerable to computer viruses, break-ins and similar disruptive problems caused by customers or others. These problems could lead to interruption, delays or cessation in service to customers. Persistent security problems continue to plague public and private data networks. Alleviating problems caused by computer viruses, break-ins or other problems caused by third parties may require significant expenditures of capital and resources. Until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential customers may inhibit the growth of the internet service industry in general and our customer base and revenues in particular. In addition, if we experience a breach of network security or privacy, our customers may assert or threaten claims against us.








IF WE CONSUMMATE THE MERGER WITH EMPIRE ONE TELECOMMUNICATIONS, INC. OR OUR EMPLOYEES AND OTHERS EXERCISE THEIR STOCK OPTIONS, WARRANTS AND OTHER RIGHTS TO ACQUIRE COMMON STOCK, YOUR PROPORTIONATE INTEREST WILL BE DILUTED.



            We currently have 6,032,214 shares of common stock issued and outstanding. If we complete the acquisition of Empire One Telecommunications, Inc., we will issue an additional 1,065,857 shares of our common stock. Our directors, officers, employees, agents or affiliates may exercise stock options to purchase 356,000 shares of our common stock. In addition, holders of our warrants have rights upon exercise to acquire 2,434,012 shares of our common stock. The issuance of these shares and any shares issued in the future will result in a reduction of your percentage ownership of our common stock.



YOUR INVESTMENT MAY HAVE LIMITED LIQUIDITY IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP OR CONTINUE AND THE PRICE OF OUR COMMON STOCK MAY FALL.



            Your purchase of our common stock may not be a liquid investment because our securities trade over the counter with quotes on the bulletin board. You should consider carefully the limited liquidity of your investment before purchasing any shares of our common stock. We have no obligation and do not plan to apply for quotation of our common stock on the Nasdaq Stock Market or for listing of the our common stock on any national securities exchange. An active and liquid market for our common stock may not develop or if it does develop, continue, and investors in our common stock may not be able to resell their shares as a result of:


            --          our limited earnings history,


            -- the absence of reasonable expectations of dividends in the near future, or



            --          the fact that our common stock will not be listed.



            In addition, the free transferability of the common stock will depend on the securities laws of the various states in which it is proposed that a sale of the common stock be made.



VOLATILITY IN OUR STOCK PRICE MAY ADVERSELY AFFECT OUR BUSINESS.



            Fluctuations in the market price of our stock may adversely affect our ability to complete any acquisitions, our access to capital and financing and our ability to attract and retain qualified personnel. Our common stock price and trading volume has fluctuated widely, with a closing price range since quoting began in August, 1999 of $2 1/4 to $6 7/8, as of March 16, 2000. The price of our common stock may decline in future quarters if:



            -- we fail to meet market expectations of our quarterly or annual revenues, net income or earnings per share,


            --          we lose significant customers,


            -- we or our competitors announce new services and products or technological innovations, or


            --          our products and services do not gain market acceptance.


            In addition, technology stocks such as ours experience significant price and volume fluctuations that are often unrelated to operating performance.



THE SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR SECURITIES COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DECLINE.



            Immediately prior to this offering, we have 6,032,214 shares of common stock outstanding, not including shares issuable upon exercise of outstanding warrants or stock options and 8,822,226 shares of common stock outstanding immediately prior to this offering taking into account shares of our common stock issuable upon exercise of issued warrants and options. In addition, we are obligated to issue an additional 1,065,857 shares of common stock upon completion of the acquisition of Empire One Telecommunications, Inc. Of the shares outstanding immediately prior to this offering, 154,248 shares were freely tradable without volume limitations under Rule 144 of the Securities Act of 1933, as amended, as of March 16, 2000. 3,170,435 shares of common stock will be registered in this offering. As a result of this offering, substantial amounts of our common stock may be sold in the public market, which may adversely affect prevailing market prices for our common stock.

              CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS


            Some of the statements in this prospectus under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and elsewhere in this prospectus are "forward-looking statements." Forward-looking statements include, among other things, statements about the competitiveness of the telecommunications industry, our plans and objectives for future operations, the likelihood of our success in developing and expanding our business, potential regulatory obligations, and other statements that are not historical facts. These forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties, many of which are beyond our control. When used in this prospectus, the words "anticipate," "believe," "expect," "estimate," or similar expressions generally identify forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These factors include, among other things, the risks set forth in the "Risk Factors" section beginning on page 6.



                               RECENT DEVELOPMENTS



            Due to political turmoil in Southwest Asia we have not been able to terminate traffic into that region since late November 1999. Our contractor that terminates this traffic for us has indicated a willingness to reestablish this route once the political situation has improved. We are evaluating other potential routes to provide for alternative ways to send traffic, but we have not yet established any alternative routes. While we anticipate reestablishing these operations, there can be no assurance that these circuits will be restored or that a suitable secondary route can be located.



            In November 1999, we entered into a merger agreement with Empire One Telecommunications, Inc. We have received approvals from the Federal Communication Commission, the New York State Public Service Commission and other regulatory agencies, and the shareholders of Empire One Telecommunications, Inc. have voted to approve the merger. In the event we close the merger, we will issue an additional 1,065,857 shares of common stock to the current stockholders of Empire One Telecommunications, Inc.. We anticipate that the merger will close before the end of the first quarter of 2000, but can provide no assurances in that regard.



                                 USE OF PROCEEDS



            If the warrants registered by this registration statement are exercised by the selling security holders, we will receive proceeds in the form of the exercise price. The 1,013,970 common stock purchase warrants registered in this offering have an aggregate exercise price of approximately $1,534,000 based upon the current exercise price, which results in gross proceeds of approximately $1,534,000 if all of such warrants are exercised for cash, but which results in gross proceeds of $750,000 if all 763,970 warrants with cashless exercise features are exercised on a cashless basis and the remaining warrants are exercised for cash. The per share exercise price for the warrants is between $.92 and $3.00 per share, and the weighted average exercise price of the warrants is approximately $1.51. We expect to use any proceeds from the exercise of the warrants to cover payroll expense, launch a marketing and promotion campaign, provide increased customer services for our growing customer base and for other working capital purposes, and for the purchase of additional equipment. We will not receive any proceeds from the sale of the shares of common stock or warrants or the shares of common stock underlying the warrants by the selling security holders and all proceeds will go to the selling security holders to be used for their own purposes.

                       DETERMINATION OF THE OFFERING PRICE




            The offering price of the shares, warrants and underlying shares offered hereunder does not necessarily bear any direct relationship to our revenues or the value of our physical or other assets, our book value or any other generally accepted criteria of valuation. The offering price is not necessarily an indication of the actual value of the securities and no assurance can be made that the securities can be resold for the purchase price or for any price.



                                 CAPITALIZATION



            The following table shows our actual capitalization at December 31, 1999. The table does not take into account any of the shares of common stock underlying any common stock equivalents including 2,434,012 warrants issued by us and 356,000 options granted by us.







                                                                         December 31, 1999

                                                                            ACTUAL
                                                                          (dollars in
                                                                           thousands)
                                                                          (unaudited)
Current portion of long term debt                                             $87
Total long-term debt                                                          153
Shareholders' equity:
 Common stock, $.0001
            4,598,850 shares issued and
            outstanding at December 31,
            1999
 Additional paid-in capital                                                 2,476
 Subscriptions received                                                       135
 Accumulated deficit                                                       (2,199)
                                                                           -------
            Total shareholders' equity                                        412
                                                                           -------
            Total Capitalization                                              652
                                                                           -------

                                 DIVIDEND POLICY


            We have not declared or paid any cash dividends on our common stock, and intend to continue a policy of retaining future earnings to finance growth and for general corporate purposes. Therefore, we do not anticipate paying any cash dividends on our common stock in the future.

                                    BUSINESS



            Our operations are conducted through Sonus Communications, Inc., a Virginia corporation and wholly owned subsidiary of Sonus Communication Holdings, Inc. Sonus Communication Holdings, Inc. was incorporated in the State of Delaware in April, 1999 and Sonus Communications, Inc. was incorporated in the Commonwealth of Virginia in May, 1995.







            We are an FCC licensed telecommunications company that uses the public internet as well as private internet networks to transport international voice telephone calls. We are among the first of a growing number of service providers to offer telephone services that utilize the internet and private internet networks and are also among the first carriers with internet based telephone service regarded as equivalent to that of the major international long-distance carriers such as AT&T. We implement leading edge technology in our ongoing effort to develop and deploy a global internet communications network providing telephone, facsimile and data services.



            Our current customers are U.S. and foreign international long-distance carriers and pre-paid calling card companies that use our network to send their commercial telephone traffic, including telephone, facsimile, and internet service through the lowest cost route to international destinations. Our principal strategy is to continue developing business relationships with carriers in U.S. and international markets and to sell "out-bound" and "inbound" telephone services.







            We are currently expanding our international long distance telecommunications network and establishing an infrastructure that primarily uses the public and private internet networks. We are attempting to grow our customer base, expand the number of markets served and increase capacity in the markets we currently serve. We plan to pursue emerging geographical markets which have been historically under-served. Management has identified emerging markets in the former Soviet Union, Southwest Asia and other regions.



            We hope to gain share in the markets we enter by offering services of the same quality as major telecommunications carriers at lower prices than our competitors. The public internet and private internet networks that we employ are significantly more cost-efficient than the older technology networks currently employed by both traditional long-distance carriers that use circuit switching and the next-generation telecommunication companies with networks that are based on "point-to-point" leased bandwidth. We rely on technologies and techniques aimed at driving down the costs of our international routing, including internet routing, intelligent switching and a refile strategy. By using the internet we gain a significant cost advantage while being able to provide carrier quality services.



            Through the use of a refile strategy and the intelligent switching capability built into our network we are able to offer competitive rates on traffic directed to destinations beyond those countries where we maintain network equipment for the routing of telephone calls. Intelligent switching permits us to utilize our network equipment in foreign countries to terminate and redirect international phone traffic to destinations along the least cost route. Refile strategy is a practice of lowest cost routing, whereby traffic is directed from one country to another country, then redirected to a third country. This practice permits us to combine the cost-efficiency of our own network with favorable rate structures that exist between the countries in which we maintain our network equipment. Refile strategy leverages our network by combining the cost-efficient connections between our network equipment with favorable international long-distance rate structures that may exist from the country where that equipment resides to destinations in other countries.



            The vast majority of our traffic originates in the US and terminates in foreign destinations. Revenues derived from traffic originating in foreign destinations and terminating in the U.S., are deducted from our foreign termination costs rather than paid to us directly. Therefore, all of our revenues are derived from US carrier clients and are US dollar denominated, which minimizes our foreign exchange risk.



            Our internet service providers employ technologies, techniques and services that bypass less efficient public exchange points, referred to as choke points, greater than 90% of the time. Utilizing a strategy called "tunneling," our internet service providers have strategically coordinated their relationships to send voice data along the shortest, most direct path across the internet. In bypassing the choke points, our internet protocol voice data in effect "cuts ahead in line" past other data being transferred across the internet by conventional means.



COMPETITION



            Competition for customers is primarily based on price and the type and quality of service offered. Our ability to market our long-distance resale services depends upon the existence of spreads between the rates offered by us and those offered by the international exchange carriers with whom we compete as well as those from whom we obtain service. International exchange carriers consist of long-distance providers and other companies that provide long-distance access. Our ability to compete in the long-distance telecommunications market also depends, in part, on our ability to obtain advantageous rates from international exchange carriers, and on the ability of international exchange carriers to carry the calls that we route through them to our networks.




            The markets in which we operate are extremely competitive. Several next generation telecommunication companies offer internet-based long-distance service at a substantial discount to traditional commercial grade service. Many of our competitors are significantly larger and have substantially greater market presence and financial, technical, operational, marketing and other resources and experience. We compete with:



              - international exchange carriers that provide long-distance access and other long-distance providers, including large carriers such as AT&T, MCI/WorldCom and Sprint,


              -      foreign government-owned telephone monopolies,


              -      other marketers of international long-distance,


              - wholesale providers of international long-distance services,


              - alliances for providing carrier services such as "Global One", "Concert" (an alliance between British Telecom Plc and MCI) and "Uniworld" (an alliance between AT&T and Unisource-Telecom Netherlands, Telia AB, Swiss Telecom PTT and Telefonica de Espana S.A.),


              - new entrants to the international and domestic long-distance market, such as regional telephone operating companies in the United States, who have entered or have announced plans to enter the international long-distance market after recent legislation authorizing entry, and new or expected entrants to the international long-distance market such as RWE AG in Germany and


              -      small resellers and facility-based exchange carriers.




SUPPLIERS AND PROVIDERS



            We are dependent on third-party suppliers of telecommunications and internet network transmission services for many of our services and do not have long-term contracts with them. We have three principal suppliers of satellite services and two principal suppliers of terrestrial and internet circuits. We are dependent upon our current primary providers of leased-line network capacity and internet access and upon third-parties to provide telecommunications services to customers. Our ability to provide quality and reliable telecommunications services and our ability to expand our network by providing new voice and data lines is dependent upon the services of telecommunication and internet service providers such as MCI/WorldCom.

MAJOR CUSTOMERS



            Currently, we have five primary customers, all of which are resellers of long distance telephone service for long-distance providers or are long distance providers. We are dependent on these five customers for nearly all of our revenues.



REGULATORY ENVIRONMENT



            We are a facilities-based carrier licensed by the Federal Communications Commission under Section 214 of the Communications Act of 1934. U.S. domestic interstate long-distance telecommunications services are generally subject to regulation by the FCC. Intrastate long-distance services are regulated by state commissions, which have varying requirements. International telephone services are subject to regulation by both U.S. and foreign regulators.



            The FCC requires us and other international telephone service providers to provide service without violating the laws of the countries where we operate. We are subject to regulations relating to internet telephony in each country where we maintain our network equipment. Some of the countries in which our network equipment is located have uncertain and changing regulatory environments. Local laws and regulations differ among the jurisdictions. The interpretation and enforcement of these laws and regulations varies and is often based on the informal views of the local government ministries which, in some cases, are subject to influence by local public telephone companies. In certain of our principal existing and target markets, there may exist certain laws, regulations or policies that either prohibit or limit, or could be used to prohibit or limit, certain of our services.



            The 1996 Telecommunications Act substantially altered the regulatory framework for the telecommunications industry for domestic and U.S. international telecommunications services. The 1996 Telecommunications Act directs the FCC to conduct a variety of rulemaking activities to implement the Act's requirements. We cannot predict the ultimate effects of this legislation or the outcome of the FCC rulemaking required by this Act. The legislation does not impose substantial regulatory burdens on us at present. However, rulemaking required by the 1996 Telecommunications Act could produce additional regulatory requirements, including a requirement that we contribute some portion of our revenues to subsidize mechanisms for universal service. In addition, the legislation could increase competition and affect interconnections and costs.



            Many of the overseas markets in which we currently market long-distance telephone services are undergoing dramatic changes as a result of privatization and deregulation. The European Union has mandated competitive markets for the European telecommunications industry and the various European countries are at different stages of opening their telecommunications markets. As a result of privatization and deregulation, a new competitive environment is emerging in which major European telephone companies, media companies and utilities are entering the telecommunications market and forming new alliances which are radically changing the landscape for domestic and international telephone services. This new environment, although competitive, has allowed small companies like us to penetrate new markets and rapidly gain market share.



            The FCC and various state regulatory commissions have not made any formal determinations regarding the regulatory status of voice telephony services provided through use of the internet. However, America's Carriers Telecommunications Association, an association of domestic phone carriers, filed a petition in March, 1996 with the FCC alleging that providers of internet telephone software are operating as telecommunications carriers and, as such, should be subject to the FCC regulatory framework applicable to traditional telecommunications companies. The petition seeks a declaratory ruling establishing the FCC's authority over interstate and international communications using the internet and an order directing that persons providing internet phone service comply with the regulatory requirements of the

Communication Act of 1934. The petition also urges the FCC to initiate a rulemaking proceeding to consider rules governing the use of the internet for the provision of telecommunication services. The FCC has not taken final action with respect to the petition.



EMPLOYEES



            We have ten employees, all of which are full-time employees. Some of our employees have entered into employment and other agreements with us. See "Employment Agreements", incorporated herein by reference.



                                     HISTORY



THE MERGER OF SONUS COMMUNICATIONS, INC. WITH SONUS PARK ACQUISITION, INC.



            In January 1999, Sonus Communications, Inc. entered into merger discussions with The Park Group, Limited, a dormant public corporation. In anticipation of the merger, The Park Group, Limited formed Sonus Park Acquisition, Inc., a Virginia corporation, as a wholly-owned subsidiary of The Park Group, Limited, which merged with and into Sonus Communications, Inc. on March 4, 1999, leaving Sonus Communications, Inc. as the surviving corporation and a wholly owned subsidiary of The Park Group, Limited. The former shareholders of Sonus Communications, Inc. received approximately 92% of the capital stock of The Park Group, Limited in the merger.



THE MERGER OF SONUS COMMUNICATION HOLDINGS, INC. WITH THE PARK GROUP, LIMITED.



            On April 7, 1999, The Park Group, Limited organized Sonus Communication Holdings, Inc. as a Delaware corporation and wholly-owned subsidiary of The Park Group Limited. On April 16, 1999, Sonus Communication Holdings, Inc. merged with and into The Park Group, Limited, leaving Sonus Communication Holdings, Inc. as the surviving corporation following the merger. As a consequence of the merger, Sonus Communications, Inc. became a wholly-owned subsidiary of Sonus Communication Holdings, Inc. Shares of The Park Group, Limited were exchanged for shares of Sonus Communication Holdings, Inc. on a one-for-one basis in the merger. The sole purpose of the merger was to reincorporate in the State of Delaware.



HISTORY OF THE COMPANY'S PREDECESSOR.



            The Park Group, Limited was originally incorporated as American Ventures, Inc. on January 24, 1986 under the laws of the State of Colorado. American Ventures, Inc. was formed as a "blind pool," in which investors entrusted management to apply the offering proceeds to acquire or merge with a suitable operating company. In August 1986, American Ventures, Inc. closed an initial public offering of it stock. In February 1987, American Ventures, Inc. acquired The Park Group, Ltd., a mortgage company, as a wholly owned subsidiary. American Ventures, Inc. then changed The Park Group, Ltd.'s name to "Park Group Mortgage Company, Ltd.," and changed its own name to "The Park Group, Ltd." The Park Group, Limited had been dormant for at least three years prior to the merger with Sonus Communication Holdings, Inc.


                            ENVIRONMENTAL COMPLIANCE


            The cost and effect of compliance with environmental laws has not been a material factor for us.


                            FILING OF PUBLIC REPORTS


            In May, 1999, Sonus Communication Holdings, Inc. filed a Form 10-SB to become a reporting company under the Securities Exchange Act of 1934, as amended, which became effective in July, 1999. Sonus Communication Holdings, Inc. is required to file public reports under Section 13 of that act, including reports on forms 10-KSB, 10-

QSB, 8-K and other Exchange Act reports. The public may read and copy any materials Sonus Communication Holdings, Inc. files with the SEC at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the SEC: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the reports can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS





            The following discussion of the financial condition and results of operations of our company should be read in conjunction with the financial statements and the notes to those statements and the other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see "Risk Factors" and "Cautionary Statement about Forward Looking Statements" elsewhere in this prospectus.



OVERVIEW



            We are currently a provider of telecommunications services that utilize the public internet as well as private internet networks. Since we began offering long distance services in late 1998, our strategy has been to establish routes into underserved geographic markets such as countries that were formerly part of the Soviet Union (e.g. Republic of Georgia) and developing countries in Asia, the Pacific Rim and the Caribbean. This strategy involved establishing a relationship with a local organization in the destination country that would own all necessary equipment in that country as well as establish any necessary working relationships with the local phone company or other companies. More recently, we have adjusted our strategy and are establishing ourselves both as a significant provider of "pin-drop" quality voice-over-internet telephone service to several international markets and as a growing competitive local exchange carrier providing service to ethnic markets in the U.S.



            As a result of this strategy, we entered into an agreement, which is expected to close during the first quarter of 2000, to acquire Empire One Telecommunications, Inc., a competitive local exchange carrier located in New York City focusing on the Chinese community. We expect to use Empire One Telecommunications, Inc. to market to other ethnic communities such as the Russian communities in the U.S. This approach will integrate the existing long distance circuits with local communications services.



            Since we began offering long distance telecommunications services, we have incurred net operating losses and expect to incur additional losses for the foreseeable future, primarily as a result of increased sales and marketing efforts. As of December 31, 1999, we had accumulated net losses of approximately $2,208,252.



REVENUES



            We began our long distance offerings through a circuit we established into the Republic of Georgia. We have traditionally sold this capacity to other telecommunications providers that wholesale the service to carriers within the United States. Most of the revenue was from these customers sending voice, fax and other telecommunications that terminated in the Republic of Georgia with some also being "refiled" to other locations in the former Soviet Union such as Moscow and St. Petersburg. In addition, we established a relationship with an internet service provider to service its needs for a circuit from the Republic of Georgia into the United States. In 1999, 81% of our revenue, or $831,000 was generated from telecommunications services carried over this circuit. There was no revenue from this circuit until the fourth quarter of 1998.



            During the second quarter of 1999, we established a small presence in China. We learned that we could not continue to provide services on a profitable basis with the relationships we initially developed. As a result, we generated only a small amount of revenue before the decision was made to stop providing services over this route until different relationships could be located. We are pursuing new relationships and hope to offer services into China again during the first half of 2000. In 1999, only 13% of our revenue, or $136,000 was recognized from services terminating in China.

            At the end of the third quarter of 1999, we established a network circuit in Southwest Asia. This circuit has carried telecommunications traffic sporadically since being established due to political unrest. As a result of the locations we target, we expect that events will occur that may disrupt our ability to use any individual circuit for indeterminate periods of time.


            With the acquisition of Empire One Telecommunications, Inc., we will focus expansion in the future on increasing revenues by developing services centered around various ethnic communities in the United States. These services will include local, long distance, internet and other communications needs of these various communities. In addition, we will continue to opportunistically look for international locations where telecommunications services can be provided on a profitable basis. Because these will be pursued only as opportunities arise, the timing of additional network circuits can not be determined. Such opportunities may exist in locations as diverse as Cuba, Kazakhstan, Central Africa, or other countries that are currently underserved.



DIRECT OPERATING EXPENSES



      Direct operating expenses consist primarily of network costs associated with the routing and termination of customers' traffic. These include:



                        -- amounts paid to carriers and internet service providers to carry our traffic on both the internet and traditional phone networks,



                        -- amounts paid to our international vendors to terminate our traffic at their circuits, and




                        -- costs associated with leased lines and satellite routes connecting our circuits directly to the internet or to connect to circuits of our international vendors.



            We expect our direct operating expenses to increase in absolute terms over time to support our customer base. Some of these costs are fixed while other costs vary on a per minute basis. Therefore, there may be some volatility in our direct operating costs as a percentage of revenues, particularly as we expand our network.



GENERAL AND ADMINISTRATIVE



            General and administrative expenses consist of salaries of our employees and associated benefits, rent, travel and professional fees including those of accountants, lawyers and other business consultants. A portion of our general and administrative expenses include the costs associated with technical support and customer service, consisting primarily of the salaries of employees. We expect technical support and customer support expenses to increase over time to support new and existing customers and additions to the network. We expect general and administrative costs to increase to support our growth as we establish a larger organization to implement our business plan. Historically, research and development costs which are primarily payroll expenses for our technicians, have been accounted for as general and administrative expenses. We plan to incur additional costs for research and development though they are not expected to increase as a percentage of revenue. Over time, we expect these relatively fixed general and administrative expenses to decrease as a percentage of revenue.



RESULTS OF OPERATIONS



            For the year ended December 31, 1999, we had revenues of $1,704,000 compared to $287,000 for the year ended December 31, 1998. During 1998, we began installing our network with the first revenues generated from telecommunications services occurring in the fourth quarter of 1998. Revenues prior to the fourth quarter of 1998 were mostly from consulting services. As we have focused on telecommunications services and expanding our network, revenues from consulting have decreased with no consulting service revenues during 1999. The first circuit installed was to the Republic of Georgia which began generating revenues in the fourth quarter of 1998. In 1999, the circuit to the Republic of Georgia generated 61% of the total revenue.



            During the first quarter of 1999, we began installing the network to China. This circuit began carrying traffic during the second quarter of 1999. Since beginning service to China, we have experienced significant declines in prices due to competitive pressures. As a result, the original circuit to China has become uncompetitive. Consequently, we made the decision to take the circuit out of service until a new relationship can be established that will result in a profitable circuit and be competitive in the marketplace. During 1999, the China circuit generated only 8% of total revenues with most of that coming during the second quarter.



            At the end of the third quarter, we established a circuit in Southwest Asia. This circuit has carried telecommunications traffic sporadically since being established, due to political unrest. We expect the circuit to be operational again before the end of the first or second quarter of 2000, although the revenue from it may be limited. We also expect to add additional circuits in other locations in the last part of 2000 if the opportunity arises in locations that can be operated profitably. Most of the focus during 2000 will be in building the ethnic markets of Empire One Telecommunications, Inc. in the United States.



            We had direct operating expenses of $1,951,519 for the year ended December 31, 1999, compared to direct operating expenses of $267,946 for the year ended December 31, 1998. These expenses relate to the installation and operation of the network. For 1999 and 1998, the call termination, satellite utilization fees and other costs of carrying traffic accounted for 83% and 85%, respectively, of direct operating expenses with such items as depreciation and equipment maintenance costs accounting for the remainder of the direct costs.



            General and administrative expenses were $1,237,000 for the 12 months of 1999 compared to $94,000 for the 12 months of 1998. This increase is directly attributable to the increase in wages since the two founders in 1998 took minimal salaries based on the time they spent on the business in 1998 as compared to staffing of nine at December 31, 1999 and all associated costs of establishing and maintaining an office. Because operations during 1998 were minimal, the founders spent little time on operations. In addition, we had an agreement with a third party to provide services on an as needed basis for time spent on operations. We expect that in order to increase capacity of the current installed locations and to expand into additional locations, as well as to obtain the administrative support necessary in connection with being a public company, a significant investment in both equipment and personnel will be needed. The result will be to increase operating expenses with no assurance of any return on investment.



            On March 4, 1999, Sonus Communications Inc. merged with and into Sonus Park Acquisitions, Inc., a newly formed wholly-owned subsidiary of The Park Group, Limited. Sonus Communications, Inc., which was the surviving entity, became a wholly-owned subsidiary of The Park Group, Limited and the only asset of The Park Group, Limited. On April 7, 1999, The Park Group, Limited organized Sonus Communication Holdings, Inc. as a Delaware corporation and a wholly-owned subsidiary of The Park Group, Limited. On April 16, 1999, Sonus Communication Holdings, Inc. merged with and into The Park Group, Limited leaving Sonus Communication Holdings, Inc. as the surviving corporation. Shares of The Park Group, Limited were exchanged for shares of Sonus Communication Holdings, Inc. on a one-for-one basis. The sole purpose of the merger was to re-incorporate in Delaware.



            The total merger related costs of $262,000 consisted of $238,000 for costs related to the Park/Sonus merger consisting of legal fees of approximately $121,000, investment banking fees of $104,000, and accounting fees and other miscellaneous fees of $12,000. In addition, we incurred $25,000 for investment banking fees during the third quarter of 1999 related to the acquisition of Empire One Telecommunications,

Inc. We expect to incur additional investment banking fees during the first quarter of 2000 due to the merger with Empire One Telecommunications, Inc. It is expected that these fees will be capitalized as part of the acquisition of Empire One Telecommunications, Inc. Please see the Footnotes to Condensed Consolidated Financial Statements for additional information on the mergers.



            As a result of the limited revenue, the increased costs associated with the expansion and the costs of the merger, we had a net loss of $1,751,266 for 1999. This is compared to a net loss of $81,000 for 1998 when operations were limited.




LIQUIDITY



            At December 31, 1998, we had cash of $1,000, negative working capital of $312,000 and negative shareholders' equity of $181,000. During 1999, we were successful in completing four separate rounds of financing.




            The first round was completed in January 1999 when we sold 750,000 shares of our common stock in a private offering realizing net proceeds aggregating $627,000. In May 1999, we completed the second round by selling $575,000 in convertible debentures. These Debentures were automatically converted under the terms of the agreement to common stock with the sale of the Equity Unit offering in August 1999. The third round of financing consisted of the sale of Equity Units comprised of one share of our common stock and one warrant exercisable for one share of common stock at an exercise price of $3.00. We closed the minimum under the Equity Unit offering in August 1999 by selling 250,000 units thereby netting $435,000 in cash after investment banking fees and other expenses. The final round in 1999 was completed in November 1999 with the sale of 418,140 shares of common stock at $1.35 per share, and we realized net proceeds of $502,000. This final round was the first traunch of a $2.5 million offering and the remainder of the offering closed in January 2000. See the Footnotes to Consolidated Financial Statements included in this Form SB-2 for more details related to these transactions.



            Even though we have been successful in completing the financings noted above, prior to the financing completed in January 2000, we had negative working capital of $219,000 at December 31, 1999 with positive shareholders' equity of $412,000. As a result, we will need to continue our efforts to raise capital or find other sources of funds to finance our growth and the continued losses. As part of this effort, on September 29, 1999, we entered into an equipment leasing arrangement with our network equipment supplier. The agreement provides for a total available facility of $2.2 million. Under the arrangement, we leased $200,000 of network equipment in the third quarter under an operating lease. In addition, subsequent to December 31, 1999, the vendor equipment payable of $364,000 was put under this lease facility thereby providing additional working capital.



            As noted in the footnotes to the Consolidated Financial Statements, we signed a merger agreement on November 16, 1999 to acquire Empire One Telecommunications, Inc. . The acquisition, when completed, will result in the issuance of approximately 1,066,000 shares of our common stock in exchange for all the outstanding common stock of Empire One Telecommunications, Inc. Regulatory and shareholder approval was obtained during the first quarter of 2000. In conjunction with the signing of the merger agreement, we expect to complete an additional round of financing of approximately $1.25 million. As noted above, we completed the first closing on November 22, 1999 netting the Company $502,000, and we closed approximately $2 million in January 2000.



            In May, 1999, we filed a Form 10-SB with the Securities and Exchange Commission to register our common stock under the Securities Exchange Act of 1934, as amended. The Form 10-SB became effective in July, 1999 and our stock began trading publicly on the NASDAQ over the counter bulletin board in August, 1999. Besides the monies we expect to raise in conjunction with the Empire One Telecommunications, Inc. acquisition, we believe it will be necessary to continue to raise additional funds in order to have enough cash to pay for our expected expansion and continue our operations. With the aid of our investment banker, Hudson Allen & Co., we are anticipating a round of financing by mid-year of 2000 that is expected to be a minimum of $5 million and could be significantly higher based on our operations at the time of the financing, although no assurances can be provided that such funds can be obtained on terms favorable to us or at all.


            During 1999, we acquired $379,000 of equipment, most of which was for our network. During 1999, we and our vendors installed equipment in Southwest Asia, China and the United States as part of the effort to increase our network capabilities. The network equipment was financed by the manufacturer and is shown as vendor equipment payable at December 31, 1999, and, subsequent to year end, was converted into a lease under our equipment leasing agreement. The additional equipment financing has been offset by payments made to the manufacturer on equipment acquired and financed in 1998 resulting in an increase of $8,000 in the amount owed the manufacturer.



            As part of the expenses associated with the mergers as noted above, we hired L. Flomenhaft & Co., Inc. as a consultant in January, 1999. The relationship extends for two years. As a fee for these services, L. Flomenhaft & Co. agreed to take shares of our common stock valued at $90,000 in lieu of cash.






            As noted above, the acquisition of subscribers for Empire One Telecommunications, Inc. after the merger and the opportunistic expansion of the current network requires substantial investment of both equipment and personnel. We expect that we will have to continue to raise funds in both the private and public markets to have enough cash to pay for this expected expansion and to continue our operations. We believe that our ability to raise money in the public sector will enhance these efforts although there can be no assurance that this will be the case or that any public offering of our securities will be made.






                             DESCRIPTION OF PROPERTY



            We lease and maintain our corporate headquarters in 2,027 square feet of office space located at 1600 Wilson Blvd., Suite 1008, Arlington, Virginia 22209. At December 31, 1999, we leased or owned telecommunications equipment located in Holmdel, New Jersey, New York City, New York, Los Angeles, California, Shanghai, China and Tbilisi, Georgia. The value of the equipment we currently own is approximately $721,000. Subsequent to December 31, 1999, we converted approximately $375,000 owed to the manufacturer of the equipment into a lease secured by the equipment. The property is in good working order.



                           CERTAIN MARKET INFORMATION



PRICE RANGE OF COMMON STOCK



            Our common stock is traded over-the-counter and quoted on the NASD bulletin board under the symbol "SNHD" on a limited and sometimes sporadic basis. Quoting began in August of 1999. The reported high and low prices for the common stock are shown below for the indicated periods through March 16, 2000. The prices presented are the closing prices that represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commission to the broker-dealer. The prices do not necessarily reflect actual transactions. As of March 16, 2000, there were approximately 226 stockholders of record of the common stock.






                                                         Closing
                                                         --------
                                                   Low           High
                                                   ---           ---
1999
----
Third Quarter                                      2 1/2         3
Fourth Quarter                                     2 1/2         4 1/4
First Quarter through March 16, 2000               2 1/4         6 7/8

                                   MANAGEMENT



EXECUTIVE OFFICERS AND DIRECTORS



            The names, ages and titles of all of our directors and executive officers are:



NAME                                AGE                         POSITION
----                               ----                         --------
Charles W. Albo                     62          Chairman and Executive Vice President, Director
W. Todd Coffin                      32          President, Chief Executive Officer, Director
Nana Maraneli                       53          Vice-Chairman; Executive Vice President; Secretary; Director
Richard D. Rose                     45          Chief Financial Officer; Treasurer; [Chief Accounting Officer]
Stephen Albo                        35          Chief Technology Officer
Raleigh Coffin                      66          Director
John Theodoracopulos                34          Director
Ronald Frankum                      64          Director



Each director is elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Each officer serves at the discretion of the Board of Directors, subject to any applicable employment agreements.



CHARLES W. ALBO, CHAIRMAN, EXECUTIVE VICE PRESIDENT, is our co-founder and has been Chairman and a director of Sonus Communication Holdings, Inc. and Sonus Communications, Inc. since April 7, 1999, served as Chief Executive Officer of Sonus Communications, Inc. from its incorporation in May, 1995 until April 14, 1999, and has been a director of the Sonus Communications, Inc. since May, 1995. Mr. Albo oversees our existing operations and is responsible for managing and developing new domestic customer relationships and new foreign partnership relationships. Mr. Albo's background is in strategic planning, analysis and management. In 1994, together with Nana Maraneli, Mr. Albo co-founded Goodwill Communications, Ltd., a company which installed and is operating international telecommunications services linking the Nation of Georgia to the United States. From 1994 through 1999, Mr. Albo served as Goodwill Communications' president. From 1992 until 1995, Mr. Albo served as President of Management Vision Partners, Inc., a company which assisted high technology companies in the development of next generation products, non-defense markets and international business.



W. TODD COFFIN, CHIEF EXECUTIVE OFFICER, PRESIDENT, DIRECTOR, joined Sonus Communication Holdings, Inc. and Sonus Communications, Inc. as CEO on April 14, 1999, as President on April 19, 1999 and as a Director on April 20, 1999. Mr. Coffin's background is in finance, telecommunications and enabling technologies. From March 1997 to April 1999, Mr. Coffin worked in investment banking for Tanner Unman Securities where he assisted in the financing of telecommunications companies including IDT Corp. and Amnex and technology companies including Fonix, Globalink and SuperConductor Technologies. From June 1995 to May 1997, Mr. Coffin was the Investment Director for ETOM Technologies, a venture-backed technology company. From April 1993 to May 1995, Mr. Coffin was with Alex Brown & Sons. From 1991 to 1993, Mr. Coffin was with Smith Barney, Harris, Upham. W. Todd Coffin is the son of Raleigh Coffin, one of our directors.



NANA MARANELI, VICE-CHAIRPERSON, EXECUTIVE VICE PRESIDENT, SECRETARY, is our co-founder and has been Vice Chairperson, Executive Vice President, Secretary and a director of Sonus Communication Holdings, Inc. since April, 1999, was President of Sonus Communications, Inc. from May 1995 until April 20, 1999, and has been a director of Sonus Communications, Inc. since May 1995. Ms. Maraneli oversees our operations in the former Soviet Union and is responsible for the development of new telecommunication opportunities in Eastern Europe and Asia. Ms. Maraneli was born in Tbilisi, Georgia and is a permanent resident of the United States. She has ten years experience generating business partnerships between entities in the U.S., Tbilisi, Moscow, Paris, Vienna, Amsterdam, and London. Under George Soros' direction, Ms. Maraneli organized the development of the Soros Foundation's Georgian branch and served as its first executive director. In 1994, Ms. Maraneli co-founded Goodwill Communications, a Georgian telecommunication service provider. From 1993 through 1995, Ms. Maraneli served as Vice President of Management Vision Partners, Inc. While at Management Vision Partners, Inc., Ms. Maraneli assisted other companies in identifying joint venture partners and negotiating joint venture agreements for enterprises in Eastern Europe and the former Soviet Union, including joint ventures in Karelia for forest products, in Georgia for bank card clearing and in Bulgaria for cellular and paging services.



RICHARD D. ROSE, CHIEF FINANCIAL OFFICER, TREASURER, joined Sonus Communication Holdings, Inc. and Sonus Communications, Inc. on April 20, 1999 as Chief Financial Officer and Treasurer. From March 1998 until April 1999, Mr. Rose served as Vice President of Finance and Administration of Visual Mining, Inc., a venture-backed start-up software company. From October 1997 to March 1998, Mr. Rose was the Chief Financial Officer for the Netrix Corporation, a telephone/data switch manufacturer. From January 1997 through September 1997, Mr. Rose ran his own financial services company consulting for high-technology start-ups. Prior to January 1997, for more than five years, Mr. Rose was Chief Financial Officer of Penril DataComm Networks, Inc., a manufacturer of data communications equipment.



STEPHEN ALBO, CHIEF TECHNOLOGY OFFICER, has been our Chief Technology Officer since January 1999. He has over 14 years of project management, systems analysis, design, development and maintenance experience at all levels. He also has experience in telecommunications, software development and business management. Since January 1999 Mr. Albo has been employed as our Chief Technology Officer, responsible for system development, implementation and maintenance of all voice/data networks. From September 1996 until January 1999, Mr. Albo was the Director of Information Systems for CommTek Communications Corp., where he oversaw development and operations of all corporate information systems functions including production of printed and electronic magazines, and EDI partnerships. From May 1994 until September 1996 he was Director of Information Systems/Manager of Technical Support for Intrafed, Inc., where he was in charge of development and operations of all corporate information systems functions. Mr. Albo is the son of Charles W. Albo, Chairman and Executive Vice President of Sonus Communication Holdings, Inc. and Sonus Communications, Inc.



RALEIGH COFFIN, DIRECTOR, has been a director of Sonus Communication Holdings, Inc. and Sonus Communications, Inc. since April 19, 1999. He has extensive management experience in several major corporations. Mr. Coffin is currently Director and Vice Chairman of InMedia Presentations Inc. (listed on the Montreal Exchange as IMD) and is responsible for the strategic, marketing and funding needs for InMedia. InMedia sells computer software which provides for the digitization of film and other images for enhancement, e-mailing or multi-media presentations. Mr. Coffin served as President and CEO of ETOM Technologies Corp., a company that performed research and development for next generation DVD and video on demand technology, from 1992 until 1997. Mr. Coffin served as President and Founder of The Alternate Network, providing original programming and interactive phone services. He has served as Brand Manager at Procter & Gamble, assistant to the President and Chairman and as a division manager at General Foods and President of International Standard Brands. In addition, Mr. Coffin had responsibility for all operations outside the U.S. as President of Playtex International. Raleigh Coffin is the father of W. Todd Coffin, our Chief Executive Officer and one of our directors.



JOHN H. THEODORACOPULOS, DIRECTOR, joined Sonus Communication Holdings, Inc. in April, 1999. Since 1989, Mr. Theodoracopulos has worked for National Shipping & Trading Corp., a tanker and bulk carrier operator. Based in New York, New York, he oversees the fleet's worldwide commercial operations. He also advises their overseas affiliates on investments in real estate, tourism and agriculture.

RONALD FRANKUM, DIRECTOR, was appointed to the Board of Directors on September 27, 1999. Mr. Frankum is the founder, president and chairman of IntelPhone Holdings, Ltd., a telecommunications company started in 1993 to develop business opportunities in GSM technologies, manufacturing and high technology products on a global basis. From July 1996 to December 1998, Mr. Frankum was a member of the board of directors of Digitel, a telecommunications company which conducted trials for a nationwide 900 GSM digital cellular telephone system in the Republic of Slovenia. As a co-founder of PMCL Mobilink, Mr. Frankum helped to create the Motorola mobile phone system in Southwest Asia. In 1994, Mr. Frankum was the Vice-Chairman of the GSM Association and in 1995 served as the Chairman of the North American interest group of the GSM Association. From February 1986 to August 1997, Mr. Frankum served as Chairman of the Board of Saif Telecom Ltd., a southwest Asian company involved in the development of telecommunications services and was Managing General Partner of Cellular Fund One, an asset management company that raised capital and built and operated rural cellular telephone systems in the United States. Mr. Frankum is a former Deputy Science Advisor to President Reagan responsible for national telecommunications planning, emergency preparedness and network modernization.



                             EXECUTIVE COMPENSATION



CASH COMPENSATION OF EXECUTIVE OFFICERS



            The following information relates to compensation paid to our Chief Executive Officer and to the three other most highly-compensated individuals who were serving the Company as executive officers at the end of 1999. Herbert R. Donica served as the chief executive officer of The Park Group, Limited, our predecessor, during the last three fiscal years, until February 26, 1999. Neither Mr. Donica nor any other executive officer received compensation for their services as executive officers of The Park Group, Limited during the last three fiscal years.



                                                                    Annual Compensation
                                                    --------------------------------------------------------------------------

                                                                                                         Securities
Name and Principal                 Fiscal                 Salary                     Bonus               Underlying
Position                            Year                                                                 Options/SARs
-------------------------     -----------------      ------------------      ------------------------   --------------------
W. Todd Coffin, Chief
Executive Officer (1)               1999                 $80,000                    $37,500                         0


Charles W. Albo,
Chief Executive
Officer, Executive
Vice President (2)                  1999                 $86,534                          0                         0


Steven Albo,
Chief Operating Officer             1999                $108,000                          0                   200,000



------------



(1) Mr. Coffin served as Chief Executive Officer of the Company from April, 1999 through the end of 1999.



(2) Charles W. Albo served as our Chief Executive Officer from our inception until mid-April, 1999, and as our executive vice president from April, 1999 through the remainder of the 1999 fiscal year.



OPTION GRANTS IN LAST FISCAL YEAR



            The following table presents information relating to option and warrant grants made during 1999 to our named Executive Officers and the potential realizable value of each grant assuming appreciation of our common stock at an annual rate of either 5% or 10% over the stated term of the option.



                                                                         Individual Grants
                             ---------------------------------------------------------------------------------------------------
                                                               Percentage
                                     Number of                 of Options
                                      Shares                   Granted to                   Exercise
                                    Underlying                 Employees                    or Base
                                      Options                  in Fiscal                   Price Per                Expiration
         Name                         Granted                   Year (1)                     Share                     Date
------------------------     -----------------------      -----------------------     --------------------      ----------------
W. Todd Coffin                            0                          0                         --                           --


Charles W.                                0                          0                         --                           --
Albo

Steven Albo                         100,000 (2)                  18.83                      $1.50                      6/10/09
                                     75,000 (3)                  14.12                       1.00                      4/19/04
                                     75,000 (4)                  14.12                       1.00                      4/19/04



(1) Percentages calculated based on aggregate of 306,000 employee stock options granted and 225,000 warrants issued to employees.



(2) Represents stock options issued pursuant to our employee stock option plan, of which 41,667 options are vested and presently exercisable.



(3) Represents common stock purchase warrants which are vested and presently exercisable.



(4) Represents common stock purchase warrants, of which 35,000 are currently vested or will vest within 60 days.



AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES



            The following table presents certain information about stock options exercised by our named Executive Officers during 1999 and the value of unexercised options held by them at the end of 1999.



                                                        No. Shares                 Value of Unexercised
     Name           Shares Acquired               Underlying Unexercised           In-the-Money Options
-------------         on Exercise                Options at December 31,         At December 31, 1999 (1)
                                                           1999
    ------        --------------------         ------------------------------------------------------------

                                Value            Exercis-     Unexercis-         Exercisa      Unexercis-
                    No.       Realized             able          able               ble           able


------------     --------   -----------       ------------   ------------      ------------   -------------
W. Todd              0            0                                                    0              0
Coffin

Charles W.           0            0                                                    0              0
Albo

Steven Albo          0            0              151,667        98,333           $273,400       $161,600



(1) The closing price of the Company's common stock at the end of fiscal year 1999 was $2.94 per share.

LONG TERM INCENTIVE PLAN DURING FISCAL YEAR



            We did not make any long term incentive plan awards to any executive officers or directors during the fiscal year ended December 31, 1999.



EMPLOYMENT AGREEMENTS



            We entered into a three-year employment agreement with Charles W. Albo as of April 15, 1999. The agreement provides that he will serve as Executive Vice President and Chairman of Sonus Communication Holdings, Inc. He has agreed to forgo any salary during the first year of the term (through May 1, 2000) but will become entitled to receive salary thereafter equivalent to that of similarly situated executives, to be not less than $84,000 per year. The agreement also provides that Mr. Albo shall be entitled to participate in benefit programs available to similarly situated senior management employees from and after April 15, 2000. We may terminate Mr. Albo's employment agreement for "cause" or upon a finding of disability under the agreement. The employment agreement also contains provisions pursuant to which Mr. Albo has agreed not to compete with us.



DIRECTORS COMPENSATION



            The directors do not receive any fees for their services in such capacity. However, each Director is reimbursed for all reasonable and necessary costs and expenses incurred as a result of being a Director.



            On June 10, 1999, we adopted the 1999 Director Stock Incentive Plan, which was approved by a majority of the stockholders on July 12, 1999. Under the terms of the 1999 Director Stock Incentive Plan, which expires on June 10, 2009, our non-employee directors may be granted non-statutory stock options at an exercise price equal to 100% of the fair market value on the date of grant. No option will be exercisable more than ten years from the date of grant. We have reserved 350,000 shares for issuance under the 1999 Director Stock Incentive Plan. As of the date of this prospectus, options to purchase 50,000 shares have been granted to Ronald Frankum under the 1999 Director Stock Incentive Plan entitling Mr. Frankum to purchase 50,000 shares at an exercise price of $2.00 per share.



EMPLOYEE STOCK INCENTIVE PLAN



            On June 10, 1999, we adopted the 1999 Stock Incentive Plan which was approved by a majority of the stockholders on July 12, 1999. Under the terms of the 1999 Stock Incentive Plan, which expires on June 10, 2009, employees may be granted incentive stock options, non-statutory stock options and restricted stock awards. The option price of shares of common stock generally will not be less than 100% of the fair market value on the date of grant or 110% of fair market value in the case of a grant to a 10% or greater shareholder. No option will be exercisable more than ten years from the date of grant. We have reserved 500,000 shares for issuance under the 1999 Stock Incentive Plan. As of the date of this prospectus, employees had been granted 306,000 shares. Options typically vest quarterly over a three year period unless the Board of Directors in its discretion provides otherwise. Options shall become fully vested upon a "change of control" as defined in the 1999 Stock Incentive Plan. The Board of Directors has discretion to set the terms and conditions of options; including the term, exercise price, and vesting conditions, if any; to determine whether the option is an incentive stock option or a non-qualified stock option; to select the persons who receive such grants; and to interpret and administer the 1999 Stock Incentive Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



            In April, 1999, Mr. Albo, Chairman and Executive Vice President, and Ms. Maraneli, Vice-Chairperson and Executive Vice President, each transferred 550,000 shares of common stock to us, for cancellation. The cancellation became effective in May, 1999. In exchange for the cancellation of these shares, we issued to each of Mr. Albo and Ms. Maraneli warrants dated April 20, 1999 to purchase 125,000 shares of common stock at an exercise price of $1.50 per share. Mr. Albo and Ms. Maraneli are our founders.



            At December 31, 1998, we had a promissory note outstanding to our Chairman, Mr. Charles Albo, with a principal balance of $99,969 plus accrued interest. Interest accrued at an annual rate of 7%. In conjunction with an agreement made with Mr. Albo effective April 16, 1999, the principal under the note was converted into 44,431 shares of our common stock. Accrued interest, which totaled $19,509 at the time of the principal conversion, remains unpaid at December 31, 1999.



            In May 1999, in conjunction with the agreement noted above, we agreed to redeem from each of Mr. Albo and Ms Maranelli 75,000 shares of common stock at $1.50 per share. Each of Albo and Maraneli agreed that payment of the redemption price would be deferred until the closing of a private placement resulting in gross proceeds to the Company of at least $1 million. In exchange for the deferral of our payment obligations, we agreed to advance each of them $7,000 per month not to exceed the total redemption price. All amounts advanced would be deducted from the redemption price when paid. Although the repayment was required to be made at the time of the unit equity sale in August 1999, Albo and Maraneli have continued to accept advances from us in lieu of full payment until our cash position is better able to support payment of the remaining amounts due. At December 31, 1999, $112,000 had been paid leaving a balance due for the redemption of $113,000.



            The foregoing agreement further called for Albo and Maraneli, beginning on May 1, 1999 to devote all their time to their services to us and to take no compensation for one year. Beginning in May, 2000, Albo and Maraneli will be paid an annual salary commensurate with that paid to similarly situated members of our senior management.



            In May 1999, we sold $575,000 of our 10% Convertible Debentures. The Debentures were automatically converted into common stock upon the first closing of the Unit offering described below at an effective conversion price of $1.00 per share. Mr. Theodoracopulos, a director, purchased $25,000 aggregate principal amount of such Debentures.







            In October 1999, we entered into a letter agreement with the investment banking firm of Hudson Allen & Co. Under the terms of the agreement, Hudson Allen has agreed to render investment banking services for one year in exchange for a signing fee of 500,000 common stock purchase warrants, 100,000 vesting upon signing, with the remainder vesting in 100,000 warrant increments for each $2,000,000 worth of financing obtained. Under the agreement, Hudson Allen will also serve as our non-exclusive placement agent. As our placement agent Hudson Allen will be entitled to commissions pursuant to successful financings in the form of a cash fee of 8% of gross proceeds received, 8% warrant coverage for proceeds up to $5,000,000 and a cash fee of 5% and 5% warrant coverage for proceeds received in excess of $5,000,000. We expect the warrants to provide for registration rights for the common stock underlying the warrants.



            Hudson Allen will be entitled to receive a management fee of $6,000 per month from and after the date on which the Company has obtained $1,000,000 through financing activities. In the event of a merger or acquisition consummated by a source introduced to us by Hudson Allen, a fee in the amount of 3% shall be payable to Hudson Allen. Hudson Allen will receive 1% of the transaction value if we are acquired by another entity not introduced by Hudson Allen and Hudson Allen works on such transaction at any time during the effectiveness or within one year after termination of this agreement.



            Hudson Allen will be entitled to the foregoing fees if:



            -- a financing, merger or acquisition is consummated within 12 months of their termination (or the expiration of Hudson Allen's engagement); and



            -- there was contact by or through Hudson Allen with the other party to the financing, regarding financing during the period of the engagement; or



            -- any materials, presentations or analyses prepared by Hudson Allen are provided to the other party prior to consummation of the financing.



            The agreement requires us to indemnify Hudson Allen under certain circumstances and reimburse Hudson Allen for its expenses incurred in the course of representing us. We can provide no assurance that Hudson Allen will be successful in raising funds for us or in finding suitable acquisitions.



            Mr. Coffin has been serving as chief executive officer on an interim month-to-month basis since his contract expired on October 15, 1999. We are actively engaged in locating a suitable replacement but have not made a hiring decision. Mr. Coffin intends to step down as chief executive officer assuming that a suitable replacement is located. We can provide no assurance, however, that we will be able to locate a suitable replacement prior to Mr. Coffin's departure. In addition, Mr. Coffin is associated with Hudson Allen & Co., our investment banking firm. Mr. Coffin may receive a portion of the consideration Hudson Allen becomes entitled to under our letter agreement with Hudson Allen. See "Security Ownership of Certain Beneficial Owners and Management: Conditional Right to Acquire Certain Securities" for additional information, which is incorporated by reference herein and "Executive Compensation: Employment Agreements" for additional information, which are incorporated by reference herein.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



            The table below sets forth certain information regarding the beneficial ownership of the common stock, the only class of capital stock authorized, as of March 16, 2000, by:



            -- each person we know to be the beneficial owner of more than 5% of the outstanding shares of common stock,



            -- each of our directors and the Chief Executive Officer, and



            -- all directors and executive officers as a group.



            Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                        BENEFICIAL OWNERS OF MORE THAN 5%
                               OF OUR COMMON STOCK



NAME AND ADDRESS                               AMOUNT AND NATURE                       PERCENT OF CLASS
OF BENEFICIAL OWNER                         OF BENEFICIAL OWNERSHIP                    -----------------
-------------------                         -----------------------
Charles W. Albo                                     1,044,431 (1)                             17.3%
1600 Wilson Blvd
Suite 1008
Arlington, VA
22201

Nana Maraneli                                       1,000,000 (2)                             16.6%
1600 Wilson Blvd.
Suite 1008
Arlington, VA
22201

Evansville Ltd.                                       545,370                                    9%
Attn: Thomas A Huzer
Quadrant Management, Inc.
720 5th Avenue
New York, NY
10019

L. Flomenhaft & Co.,   Inc.                         1,051,255(3)                              15.1%
225 West 34th Street
Suite 2008
New York, NY
10122


----------------------
(1) Includes 1,000,000 shares owned of record by Albo Limited Partners, a Virginia limited partnership, of which Mr. Albo is general partner.


(2) Includes 950,000 shares owned of record by Maraneli Limited Partners, a Virginia limited partnership, of which Ms. Maraneli is general partner.



(3) Includes 120,000 shares of outstanding common stock and fully vested common stock purchase warrants (i) issued January 21, 1999 to purchase 78,750 shares of common stock at an exercise price of $1.00 per share,
       (ii) issued January 21, 1999 to purchase 487,500 shares of common stock at an exercise price of $.92 per share, (iii) issued August 3, 1999 to purchase 86,250 shares of common stock at an exercise price of $1.00 per share, (iv) issued August 3, 1999 to purchase 25,500 shares of common stock issuable at an exercise price of $3.00 per share, (v) issued August 3, 1999 to purchase 32,812 shares of common stock at an exercise price of $2.00 per share, and (vi) issued November 22, 1999, January 5, 2000 and January 27, 2000 to purchase 220,443 shares of common stock at an exercise price of $1.35 per share. See "Description of Securities, Description of Warrants".



            The following table sets forth the beneficial ownership of common stock of the Directors and Executive Officers based on 6,032,214 shares of common stock outstanding as of March 16, 2000.


                        BENEFICIAL OWNERSHIP OF DIRECTORS
                             AND EXECUTIVE OFFICERS


NAME AND ADDRESS                                AMOUNT AND NATURE
OF BENEFICIAL OWNER                          OF BENEFICIAL OWNERSHIP                          PERCENT OF CLASS
-------------------                          -----------------------                          -----------------
Charles W. Albo - Chairman                         1,044,431 (1)                                     17.3%
and Executive Vice President
1600 Wilson Blvd.
Suite 1008
Arlington, VA 22201

Steven Albo                                          151,667 (2)                                      2.5%
Chief Technology Officer
1600 Wilson Blvd.
Suite 1008
Arlington, VA 22201

Raleigh Coffin - Director                            100,000 (3)                                   1.6 (4)
c/o Hudson Capital Advisors,
LLC
160 Shore Road
Old Greenwich, CT 06870

W. Todd Coffin - Chief                                 292,007 (4)                                     4.7%
Executive Officer, President
and Director
1600 Wilson Blvd.
Suite 1008
Arlington, VA 22201

Nana Maraneli - Vice                                 1,000,000 (5)                                    16.6%
Chairperson,
Executive Vice President and
Secretary
1600 Wilson Blvd.,
Suite 1008
Arlington, VA 22201

Richard D. Rose - Treasurer                             50,000 (6)                                   -- (7)
and Chief Financial Officer
1600 Wilson Blvd.,
Suite 1008
Arlington, VA 22201

John Theodoracopulos                                   150,623 (8)                                     2.5%
Director
545 Madison Avenue
6th Floor
New York, NY 10022

Ronald Frankum                                          12,500 (9)                                   -- (7)
Director
774 Mays Blvd., Suite 10-222
Incline Village, NV 89451

Directors and Executive                                  2,757,895                                    41.9%
Officers as a Group



(1) Includes 1,000,000 shares owned of record by Albo Limited Partners, a Virginia limited partnership, of which Mr. Albo is general partner.



(2) Represents warrants to purchase 75,000 shares of common stock at $1.00 per share granted as of January 1, 1999, all of which are vested, warrants to purchase 25,000 shares of common stock at $1.00 per share granted as of April 20, 1999, all of which are vested, and options to purchase 33,334 shares of common stock at $1.50 per share, all of which are vested.



(3) Represents 100,000 warrants to purchase shares of common stock at an exercise price of $1.00 per share which are fully vested.



(4) Includes warrants to purchase 4,688 shares of common stock at an exercise price of $2.00 per share, warrants to purchase 37,319 shares of common stock at an exercise price of $1.35 per share, and warrants to purchase 200,000 shares of common stock at an exercise price of $3.00 per share, all of which are vested and owned beneficially and of record by Hudson Allen & Co. Mr. Coffin is an equity holder in Hudson Allen & Co.



(5) Includes 950,000 shares owned of record by Maraneli Limited Partners, a Virginia limited partnership, of which Ms. Maraneli is general partner.



(6) Represents warrants to purchase 25,000 shares of common stock at an exercise price of $1.00 per share which are vested, and options to purchase 25,000 shares of common stock at $1.50 which are vested.



(7)    Percent of class is less than 1%.



(8) Includes 138,123 shares of issued common stock and warrants to purchase 12,500 shares of common stock at an exercise price of $3.00 per share which are fully vested.



(9) Represents options granted under the Company's 1999 Directors Stock Option Plan which are fully vested.

                 CONDITIONAL RIGHT TO ACQUIRE CERTAIN SECURITIES


            In addition to the shares set forth in the table above, Charles Albo and Nana Maraneli also each own warrants to purchase 125,000 shares of common stock at $1.50 per share, which vest when the shares of common stock issued in the unit placement are registered for resale or otherwise are exempt from registration under the Securities Act and the stock price per share has closed at or above $3.00 bid for 20 consecutive trading days within the eighteen month period following the closing of such private placement. The warrants were issued on April 20, 1999 and expire on April 20, 2004.



            In addition to options to purchase 41,667 shares of common stock at a price of $1.50 per share and warrants to purchase 110,000 shares of common stock at a price of $1.00 per share, all of which are fully vested, Mr. Stephen Albo owns options to purchase 58,333 shares of common stock at a price of $1.50 per share and warrants to purchase an additional 40,000 shares of common stock at a price of $1.00 per share, which vest in equal 10,000 warrant increments on each six month anniversary of the date of issuance of the warrants. The warrants were issued to Mr. Stephen Albo as of April 20, 1999.







            In addition to the 292,007 shares of common stock shown in the table above, Mr. W. Todd Coffin, through Coffin & Sons, Inc., his wholly-owned consulting company, also has the right to receive (i) 50,000 additional shares of common stock upon the completion of the next private placement to occur after April, 1999 in an amount in excess of $1,000,000 at a price per share of at least $1.50 per share, (ii) 50,000 shares of common stock following the closing of such private placement, if the shares issued in such private placement are successfully registered for resale under the Securities Act and the stock trades at or above $3.00 per share for 20 consecutive trading days within 18 months of the closing of such private placement, and (iii) in the event we and Coffin & Sons, Inc. choose not to renew their consulting arrangement, 50,000 shares of common stock following the installation of a new chief executive officer identified and recruited by Coffin & Sons, Inc. and acceptable to us.



            Also in addition to the 292,007 shares of common stock shown above, Mr. Coffin, through Hudson Allen & Co., has been granted warrants to purchase an additional 300,000 shares of common stock which are not currently vested, but vest in 100,000 warrant increments for each $2,000,000 worth of financing obtained. Mr. Todd Coffin is an equity owner of Hudson Allen & Co.



            In November 1999 we entered into a merger agreement to acquire Empire One Telecommunications, Inc. Empire One Telecommunications, Inc. is a competitive local exchange carrier and internet service provider doing business primarily in the northeast and western U.S. The merger agreement provides that Empire One Telecommunications, Inc. will merge into EOT Acquisition Corporation, a newly created wholly-owned subsidiary of Sonus Communication Holdings, Inc., with EOT Acquisition Corporation as the surviving corporation following the merger. The stockholders of Empire One Telecommunications, Inc. would receive 1,065,857 shares of our common stock in the merger. As part of the merger, EOT Acquisition Corporation plans to assume all of Empire One Telecommunication Inc.'s outstanding liabilities. We expect to offer piggy-back registration rights in connection with the shares of common stock to be issued in the merger and plan to employ at least three of the key employees of Empire One Telecommunications, Inc. and pay them annual salaries of $115,000 each plus options or warrants to purchase up to 150,000 shares of our common stock at a strike price of $3.00 per share, to vest over a three year period in equal installments, plus other standard benefits. The closing of the merger is subject to, among other things, the approval of various persons including but not limited to the shareholders of Empire One Telecommunications, Inc. and certain governmental agencies including the Federal Communications Commission and the New York State Public Service Commission. The Company can provide no assurances that all necessary approvals will be obtained and that the other conditions to closing contained in the merger agreement will be satisfied, or that the merger will be consummated.

                            SELLING SECURITY HOLDERS


            The following tables list the name, position, office or other material relationship which the selling security holder has had within the past three years with us, if any, and the amount of securities of each class owned by such security holder before the offering. If all of the securities registered under this registration statement are sold, none of the selling security holders will own any of our securities after the offering is completed.







            The following table sets forth the aggregate number of shares of common stock beneficially owned by each selling security holder hereunder and the percentage of all shares of common stock beneficially owned by each selling security holder after giving effect to the offering. The security holders listed below are also beneficial owners of the number of shares of common stock indicated below, which shares are issuable upon exercise of warrants presently held by such selling security holders. All of such underlying shares are being registered by the registration statement of which this prospectus is a part and all such underlying shares, when issued, may be sold under the registration statement of which this prospectus is apart.




                                                No. of Shares and                          No. of     Percentage
                                                    Warrants                 No. of        Shares      of Class
                                               Beneficially Owned            Shares      Benefici-      to be
                                                Prior to Offering          Registered    ally Owned     owned
                                                                                         Following      after
                                                                                          Offering     Offering
                                           --------------------------
                                                           Warrants
Name                                          Total      Included in
                                                            Total
Austen, Karl R.                               25,000        12,500            25,000    (7)               (7)
Becker, Stanley                               25,000                          25,000    (7)               (7)
Bencivenga, John                               5,093                           5,093    (7)               (7)
Benjamin, Samuel, MD. Inc.                    50,000                          50,000    (7)               (7)
Benevolent Partners                           87,038        25,000            87,038    (7)               (7)
Blumenfeld, Alan J.                           12,733                          12,733    (7)               (7)
Boloten, Gregory                              25,000                          25,000    (7)               (7)
Buckner, Larry E., Sr.                        25,000        12,500            25,000    (7)               (7)
Connery, Michael M.                          150,623        50,000           150,623    (7)               (7)
D'Arcangelo, Giuseppe                          7,408                           7,408    (7)               (7)
Domaco Venture Capital Fund                   25,623                          25,623    (7)               (7)
Donica, Herbert & Janice (1)                  30,000                          30,000    (7)               (7)
Eilian, Jonathan                              25,000                          25,000    (7)               (7)
Eilian, Kevin                                 30,000                          30,000    (7)               (7)
Epinal Ltd.                                   35,000                          35,000    (7)               (7)
Evansville Ltd.                              175,000                         175,000    (7)               (7)
Farber, S. Edmond                             44,142                          44,142    (7)               (7)
Ferrante, Vincent                             10,249                          10,249    (7)               (7)


                                                          No. of Shares and                       No. of     Percentage
                                                              Warrants              No. of        Shares      of Class
                                                         Beneficially Owned         Shares      Benefici-      to be
                                                          Prior to Offering       Registered    ally Owned     owned
                                                                                                Following      after
                                                                                                 Offering     Offering
                                                     --------------------------
                                                                     Warrants
Name                                                    Total      Included in
                                                                      Total
L. Flomenhaft & Co, Inc. (2)                           914,588      769,088           914,588      (7)            (7)
Steven Goodman Defined Benefit Pension Plan  (3)        15,000                         15,000      (7)            (7)
Gormley, Arthur & Denise                                30,279                         30,279      (7)            (7)
Gross, John                                             18,519                         18,519      (7)            (7)
Jaffe, Max D., Trust                                    25,000                         25,000      (7)            (7)
Kaplan, Andrew                                          10,249                         10,249      (7)            (7)
Kaplan, David                                           10,249                         10,249      (7)            (7)
Kaplan, Eileen                                          63,123                         63,123      (7)            (7)
Kaplan, Jerry                                           15,374                         15,374      (7)            (7)
Kaplan, Lawrence  (4)                                   94,872       11,250            94,872      (7)            (7)
Kaplan, Stephen                                         10,249                         10,249      (7)            (7)
Kaplan, Stanley                                         10,186                         10,186      (7)            (7)
Lax, Melvin                                             15,374                         15,374      (7)            (7)
Lazar, Ron                                              25,623                         25,623      (7)            (7)
Mail, Russell A.                                        50,000       25,000            50,000      (7)            (7)
Miller, Michel                                          25,466                         25,466      (7)            (7)
Mittleman, Philip                                       25,466                         25,466      (7)            (7)
Nathanson, Barry                                        40,000                         40,000      (7)            (7)
Peterson, William H., Trustee                           18,519                         18,519      (7)            (7)
Polak, Anthony                                          25,623                         25,623      (7)            (7)
Polak, Anthony G.                                       18,519                         18,519      (7)            (7)
Polak, Jack                                             51,247                         51,247      (7)            (7)
Polak, Margrit B.                                       18,519                         18,519      (7)            (7)
R. L. Capital                                           51,247                         51,247      (7)            (7)
Romano, Alfred                                          15,000                         15,000      (7)            (7)
Rosenthal, James                                        14,800                         14,800      (7)            (7)
Rosenthal, James & Bishop, Kathy                        25,000                         25,000      (7)            (7)
Rothschild, Jonathan                                    44,142                         44,142      (7)            (7)
Rubin, Michael                                          20,000                         20,000      (7)            (7)


                                                          No. of Shares and                       No. of     Percentage
                                                              Warrants              No. of        Shares      of Class
                                                         Beneficially Owned         Shares      Benefici-      to be
                                                          Prior to Offering       Registered    ally Owned     owned
                                                                                                Following      after
                                                                                                 Offering     Offering
                                                     --------------------------
                                                                     Warrants
Name                                                    Total      Included in
                                                                      Total
Silva, Jerry                                            25,000                         25,000      (7)            (7)
Silverman, Mark                                         12,733                         12,733      (7)            (7)
Stephaich, Paul                                        129,000       49,500           129,000      (7)            (7)
Tanner, Adam                                             7,408                          7,408      (7)            (7)
Tanner Unman Securities, Inc. (5)                        4,688        4,688             4,688      (7)            (7)
Tanner, Marie                                            7,408                          7,408      (7)            (7)
Terhorst, Kasper & Rita, as Trustees                    25,000       12,500            25,000      (7)            (7)
Terhorst, Kasper                                        45,374                         45,374      (7)            (7)
Theodoracopulos, John  (6)                             150,623       12,500           150,623      (7)            (7)
Windy City, Inc.                                        25,466                         25,466      (7)            (7)
Wolf, Peter                                             15,000                         15,000      (7)            (7)
Zante Holdings, S.A.                                   148,149                        148,149      (7)            (7)
Zolot, C. Barry & Marjorie                              80,000       25,000            80,000      (7)            (7)


*Less than 1%.


1 Herbert Donica served as Chairman and Chief Executive Officer of The Park Group Limited, our predecessor, until March, 1999.



2 L. Flomenhaft & Co., Inc. has served as our placement agent in connection with private placements of our securities from January, 1999 through January, 2000.



3 Steven Goodman, beneficiary of the plan, served as a director of The Park Group, Limited, our predecessor, until March, 1999.



4 Lawrence Kaplan served as a director of The Park Group Limited, our predecessor, until March, 1999.



5 Tanner Unman Securities has acted as our placement agent in connection with the private placement of our securities.



6 John Theodoracopulos currently serves as a director of ours and has served in such capacity since April, 1999.



7 Because the selling security holders may offer all or some of the common stock and warrants pursuant to the offering contemplated by this prospectus, no estimate can be given as to the amount of shares of common stock or warrants or the percentage of class that will be held by the selling security holder after completion of this offering. See "Plan of Distribution".

                              PLAN OF DISTRIBUTION


            The selling security holders have advised us that, prior to the date of this prospectus, they have not made any agreement or arrangement with any underwriters, brokers, or dealers regarding the distribution and resale of the shares or warrants. If we are notified by a selling security holder that any material arrangement has been entered into with an underwriter for the sale of their shares or warrants, then, to the extent required under the Securities Act of 1933 or the rules of the Securities and Exchange Commission, a supplemental prospectus will be filed to disclose the following information as the Company believes appropriate:



            -- the name of the participating underwriter;



            -- the number of the shares or warrants involved;



            -- the price at which such shares or warrants are to be sold, the commissions to be paid or discounts or concessions to be allowed to such underwriter; and



            -- other facts material to the transaction.



            Neither the shares nor warrants have been registered for sale by the selling security holders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in these securities should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.



            We expect that the selling security holders will sell their securities covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the securities in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling security holders may effect such transactions by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling security holders and/or the purchasers of the securities for whom they may act as agent (which compensation may be in excess of customary commissions). The selling security holders and any broker-dealers that participate with the selling security holders in the distribution of shares may be deemed to be underwriters and commissions received by them and any profit on the resale of securities positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that any of the selling security holders will sell any or all of the common stock or warrants offered by them hereunder.



            Sales of the securities on the OTC bulletin board or other trading system may be by means of one or more of the following:



            -- a block trade in which a broker or dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;



            -- purchases by a dealer as principal and resale by such dealer for its account pursuant to this prospectus; and



            -- ordinary brokerage transactions and transactions in which the broker solicits purchasers.



            In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. From time to time the selling shareholders may engage in short sales, short sales against the box, puts and calls, and other hedging transactions in our securities, and may sell and deliver their shares of our common stock in connection with such transactions or in settlement of securities loans. In addition, from time to time a selling shareholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of such shares or a default by a selling shareholder, the broker-dealer or financial institution may offer and sell such pledged shares from time to time.



            The selling security holders are not restricted as to the price or prices at which they may sell their share of common stock or warrants. Sales of such securities at less than market prices may depress the market price of our common stock. Moreover, the selling security holders are not restricted as to the number of shares or warrants that may be sold at any one time.



            We have advised the selling stockholders that Regulation M promulgated under the Securities Exchange Act of 1934, as amended, may apply to our sales in the market, have furnished the selling stockholders with a copy of this regulation and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 if any such broker-dealers purchase shares as principal. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933.


                         SHARES ELIGIBLE FOR FUTURE SALE


            Through the date of this prospectus, there has been only limited over-the-counter trading of our common stock by certain market makers who have registered to enter quotes on the common stock on the bulletin board. We have no plans to list the common stock on NASDAQ or on any securities exchange. Sales of substantial amounts of shares of our common stock in the public market following the offering, or the perception that such sales could occur, could adversely affect the market price of the common stock prevailing from time to time and could impair our ability to raise capital in the future through sales of our equity securities.



            Assuming exercise of our issued and outstanding warrants and options, we will have a total of 8,822,226 shares of common stock outstanding at the time of this offering, on a fully diluted basis, not including the 1,065,857 shares of our common stock we expect to issue in connection with the acquisition of Empire One Telecommunications, Inc.. Shares in the amount of up to 3,170,435 registered for sale by the selling stockholders, if sold under this registration, and 154,248 shares of common stock issued in private placements pursuant to an exemption under Regulation D or Section 4(2) of the Securities Act of 1933 will, after the offering, be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with Rule 144 described below. The remaining shares of common stock are "Restricted Securities" as defined in Rule
144. Restricted Securities may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act, such as pursuant to Rule 144, which rule is summarized below.


                         SALES OF RESTRICTED SECURITIES


            In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities, as defined in Rule 144, for at least one year, including a person who may be deemed our affiliate, is entitled to sell, within a three-month period, a number of shares of our common stock that does not exceed the greater of one percent of the then-outstanding shares of common stock (approximately 459,885 shares as of December 2, 1999) or the average weekly reported trading volume of our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain restrictions relating to manner of sale, notice, and availability of current public information about us. In addition, under Rule 144(k), a person who is not an affiliate and has not been an affiliate at any time during the ninety days preceding a sale and who has beneficially owned shares for at least two years, would be entitled to sell such shares without regard to the volume limitations, manner of sale provisions, or notice or other requirements of Rule 144. In meeting the one-and two-year holding periods described above, the holder of restricted securities can include the holding periods of a prior owner who is not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the restricted securities from the issuer or an affiliate.







                            DESCRIPTION OF SECURITIES



            Our authorized capital consists of 100,000,000 shares of common stock, $.0001 par value per share, of which 6,032,214 shares of common stock are issued and outstanding prior to this offering. In addition, prior to this offering we have outstanding warrants exercisable (in some cases on a cashless basis) and options to purchase, up to 2,790,012 shares of common stock.
We expect to issue additional shares, options and warrants in the future.



DESCRIPTION OF COMMON STOCK



            The holders of shares of common stock are entitled to share equally in dividends and distributions declared by the Board of Directors and in any assets available for distribution to holders of common stock upon our liquidation. Upon liquidation, assets will only be available for distribution after satisfaction or provision for all debts and our other obligations. The holders of shares of common stock have one vote per share in person or by proxy at all meetings of stockholders. There are no cumulative voting rights with respect to the election of our directors, which means that holders of more than 50% of the shares of common stock voting in an election for directors can elect all of the directors then to be elected. There are no preemptive, conversion, sinking fund or redemption rights applicable to the common stock.



DESCRIPTION OF WARRANTS



            The registration statement of which this prospectus is a part registers warrants:



            -- issued January 21, 1999 to purchase 90,000 shares of common stock, at an exercise price of $1.00 per share;



            -- issued January 21, 1999 to purchase 487,500 shares of common stock at an exercise price of $.92 per share;



            -- issued August 3, 1999 to purchase 86,250 shares of common stock at an exercise price of $1.00 per share;



            -- issued August 3, 1999 to purchase 250,000 shares of common stock issuable at an exercise price of $3.00 per share;



            -- issued August 3, 1999 to purchase 37,500 shares of common stock at an exercise price of $2.00 per share; and



            -- issued November 22, 1999 to purchase 62,720 shares of common stock at an exercise price of $1.35 per share.



            Each warrant evidences the right to purchase one share of our common stock having the characteristics described above. The number of shares of common stock into which the warrants are exercisable and the exercise price, however, is adjusted to account for stock dividends, stock splits, reverse stock splits, consolidations, mergers, reorganizations and other events. The warrants expire five years from the date of original issuance. The holders of unexercised warrants are not entitled to participate in any dividend distributions with respect to the common stock. The holders of unexercised warrants do not have any voting rights.

            186,470 of the Warrants registered hereby are redeemable at our option at $0.05 per warrant upon 20 days notice, when (i) the shares of common stock issued in the unit equity offering and the shares underlying the warrants issued in the debenture and unit offering which are issued and outstanding on the date of the registration notice have been registered for resale under the Securities Act, (ii) a public market has developed for our common stock, and
(iii) the common stock's bid price has closed at $4.50 or higher for ten consecutive trading days.



            All of the warrants except for the warrants issued August 3, 1999 for the purchase of 250,000 shares of common stock contain provisions permitting the cashless exercise of such warrants, whereby the number of shares issuable pursuant to the warrant shall be determined by multiplying (i) the number of shares issuable under the warrant by (ii) a fraction, the numerator of which is equal to the fair market value of our common stock minus the warrant's exercise price, and the denominator of which is equal to the fair market value of our common stock.



                           DELAWARE ANTI-TAKEOVER LAW



            We and our stockholders are subject to Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. A "business combination" includes merger, asset sale and other transaction resulting in a financing benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.



         CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS



            Our Bylaws contain certain provisions, described below, that could delay, defer, or prevent a change in control if the Board of Directors determines that such a change in control is not in our and our stockholders' best interests, and could have the effect of making it more difficult to acquire us or remove incumbent management.



            Our Bylaws provide that all actions taken by the stockholders must be taken at an annual or special meeting of the stockholders or by unanimous written consent. The Bylaws provide that special meetings of the stockholders may be called only by a majority of the members of the Board of Directors, the Chairman or President. Under our Bylaws, stockholders are required to comply with advance notice provisions with respect to any nominations for elections to the Board of Directors.



            Section 6.2 of our Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages except:



            -- for any breach of the director's duty of loyalty to us or our stockholders;



            -- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;



            -- for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or



            -- for any transaction from which the director received any improper personal benefit.



            Article 7 of our Certificate of Incorporation and Section 6.1 of our Bylaws provide that, to the fullest extent permitted by the Delaware General Corporation Law, we shall indemnify any party to an action, suit or proceeding by reason of the fact that such person serves as our director or officer or as a director or officer of another entity at our request against all losses or amounts reasonably incurred or suffered in connection therewith. Section 145 of the Delaware General Corporation Law authorizes us to provide this protection to directors and officers and contains the standards for determining whether indemnification shall be made.



            Indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.



                                 TRANSFER AGENT



            Our transfer agent and registrar is American Securities Transfer & Trust, Inc. in Lakewood, Colorado.


                                  LEGAL MATTERS


            The validity of the common stock being offered hereby is being passed upon for us by McGuire, Woods, Battle & Boothe LLP.


                                     EXPERTS


            Our financial statements at December 31, 1999 and December 31, 1998, and for the years ended December 31, 1999 and December 31, 1998, have been audited by Lazar Levine & Felix LLP, independent auditors, as indicated in their reports thereon appearing herein and in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



                             ADDITIONAL INFORMATION



            We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock, warrants and shares of common stock underlying the warrants to be offered hereby. As used herein, the term "registration statement" means the initial registration statement and any and all amendments thereto. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to us and our common stock and the warrants, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete and such instance reference is made to such contract or other document filed with the SEC as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.



            A copy of the registration statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the SEC: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.



            Our common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, and we are therefore subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended. In accordance therewith we file periodic reports with the Securities and Exchange Commission. Such periodic reports are available for inspection and copying at the public reference facilities and other regional offices referred to above.

                       SONUS COMMUNICATION HOLDINGS, INC.
                          INDEX TO FINANCIAL STATEMENTS



                                                                 PAGE(S)
                                                                 -------
Report of Independent Certified Public Accountants               F - 1

Financial Statements:

        Balance Sheets                                           F - 2

        Statements of Operations                                 F - 3

        Statement of Changes in Shareholders' Deficit            F - 4

        Statements of Cash Flows                                 F - 5

Notes to Financial Statements                                    F - 6

                          INDEPENDENT AUDITORS' REPORT



DRAFT



Board of Directors and Stockholders
Sonus Communication Holdings, Inc.
Arlington, Virginia



We have audited the consolidated balance sheets of Sonus Communication Holdings, Inc. and subsidiary as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, such financial statements present fairly, in all material respects, the financial position of Sonus Communication Holdings, Inc. and subsidiary as of December 31, 1999 and 1998 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                       LAZAR LEVINE & FELIX LLP



New York, New York
February 10, 2000

                SONUS COMMUNICATION HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1999 AND 1998



                                                                                                      December 31,
                                                                                  ----------------------------------------------
                                                  ASSETS                                     1999                    1998
                                                                                             ----                    ----
CURRENT ASSETS:
        Cash and cash equivalents                                                       $   234,688                $   1,263
        Accounts receivable, less allowance for doubtful
            accounts of $20,223 in 1999                                                      31,936                   41,244
        Installment sales receivable, net of unearned
            profit of $106,134 in 1999 and $ 131,340 in 1998                                187,430                  231,090
        Loan receivable                                                                     150,000                    -
        Prepaid expenses                                                                    166,572                    -
                                                                                       ------------               ----------
TOTAL CURRENT ASSETS                                                                        770,626                  273,597

PROPERTY AND EQUIPMENT, net                                                                 721,905                  231,615
OTHER ASSETS                                                                                 62,062                    -
                                                                                       ------------               ----------
TOTAL ASSETS                                                                            $ 1,554,593                $ 505,212
                                                                                       ============               ==========

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
        Accounts payable                                                                $   382,045                $ 212,039
        Vendor equipment payable                                                            364,666                  356,273
        Lease obligation, current portion                                                    87,399
        Due to shareholders                                                                 113,000                    -
        Accrued expenses                                                                     42,510                   17,496
                                                                                       ------------               ----------
TOTAL CURRENT LIABILITIES                                                                   989,620                  585,808
LONG-TERM LIABILITIES
        Due to shareholder                                                                     -                      99,969
        Lease obligation, net of current portion                                            109,550                    -
        Other noncurrent liabilities                                                         43,000
                                                                                       ------------               ----------
TOTAL LIABILITIES                                                                         1,142,170                  685,777
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT)
        Common stock, $.0001 par value; authorized
100,000,000 shares; issued and outstanding 4,598,850
shares in 1999 and 3,597,954 shares in 1998                                                     460                      360

    Additional paid-in capital                                                            2,476,488                  267,334
        Subscriptions received                                                              135,000                    -
        Accumulated deficit                                                              (2,199,525)                (448,259)
                                                                                       ------------               ----------
TOTAL STOCKHOLDERS' EQUITY                                                                  412,423                 (180,565)
                                                                                       ------------               ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                              $ 1,554,593                $ 505,212
                                                                                       ============               ==========



                 See notes to consolidated financial statements

                 SONUS COMMUNICATION HOLDINGS INC AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                             YEAR ENDED DECEMBER 31,
                                                        1999                        1998
                                                        ----                        ----
OPERATING INCOME:
   Telecommunication services                        $ 1,635,042                $  225,840
   Consulting services                                      -                       61,450
   Installment sales                                      69,014
                                                     -----------                ----------
Total                                                  1,704,056                   287,290

OPERATING EXPENSES
   Direct expenses                                     1,951,519                   267,946
   General & administrative                            1,237,092                    93,752
                                                     -----------                ----------
                                                       3,188,611                   361,698


          LOSS FROM OPERATIONS                        (1,484,555)                  (74,408)


OTHER EXPENSE
  Interest, net                                           (5,100)                   (6,998)
  Merger related costs
                                                        (266,711)
                                                     -----------                ----------
                                                        (266,711)                   (6,998)


LOSS BEFORE INCOME TAXES                              (1,751,266)                  (81,406)

Provision for income taxes
                                                     -----------                ----------

NET LOSS                                             $(1,751,266)               $  (81,406)
                                                     ===========                ==========

Basic loss per common share                          $     (0.44)               $    (0.02)
                                                     ===========                ==========
Shares used in per share calculation                   3,965,071                 3,488,298
                                                     ===========                ==========



                 See notes to consolidated financial statements

                SONUS COMMUNICATION HOLDINGS, INC. AND SUBSIDIARY
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY




                                        Common Stock
                                      ---------------------     Paid-in       Subscription   Accumulated
                                   Shares           Amount      Capital       Received         Deficit          Total
                                                                --------      --------         -------          -----
Balance, January 1, 1998          3,378,512        $    338     $  238,211      $  -         $  (366,853)    $  (128,304)
Split shares issued for                 129          -               -             -                -               -
rounding
Conversion of loans                 162,877              16         21,629         -                -             21,645
Sale of common shares                56,436               6          7,494         -                -              7,500
Net loss                                -           -                 -            -             (81,406)        (81,406
                                  ---------       -------       ----------      --------     -----------     -----------
Balance, December 31, 1998        3,597,954             360        267,334         -            (448,259)       (180,565)

Sale of common shares               750,000              75        626,559                                       626,634
Shares issued for merger            150,000              15         89,985                                        90,000
related consulting fees
Shares returned by founders      (1,100,000            (110)           110                                          -
                                           )
Shares issued to consultant          50,000               5         37,495                                        37,500
Conversion of shareholder            44,431               4         99,965                                        99,969
note
Repurchase from shareholders       (150,000)            (15)      (224,985)                                     (225,000)
Sale of common shares in Unit
    equity offering                 250,000              25        434,914                                       434,939
Conversion of convertible
    debentures
                                    588,325              59        530,766                                       530,825
Sale of common shares               418,140              42        502,345                                       502,387
Waiver of compensation
payable                                                            112,000                                       112,000
Received for January 2000                                                       135,000                          135,000
    financing
Net loss                                 -                           -             -
                                  ------------            -      ---------    ---------       (1,751,266)     (1,751,266)
                                                 -----------                                 ------------    ------------
Balance, December 31, 1999        4,598,850          $  460     $2,476,488     $135,000      $(2,199,525)    $   412,423
                                  =========          =======    ===========    ========      ============    ===========



                 See notes to consolidated financial statements

                SONUS COMMUNICATION HOLDINGS, INC AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                              Year ended December 31,
                                                                       ------------------------------------
                                                                            1999                  1998
                                                                            ----                  ----
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                          $(1,751,266)           $ (81,406)
      Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
           Depreciation                                                      98,529               25,735
           Common shares issued for services rendered                       127,500                 -
           Compensation waived                                              112,000                 -
      Changes in assets and liabilities:
           Accounts receivable                                                9,308              (41,244)
           Installment sales receivable                                      43,660             (231,090)
           Prepaid expenses                                                (166,572)               2,018
           Accounts payable                                                 170,006              209,890
           Vendor equipment payable                                           8,393              356,273
           Accrued expenses                                                  25,014                5,316
                                                                        -----------           ----------
Net cash provided by (used in) operating activities                      (1,323,428)             245,492

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of equipment                                                (379,417)            (257,350)
      Loan to Empire One Telecomm                                          (150,000)                -
      Deposits for equipment and circuits                                   (19,062)
                                                                        -----------           ----------
Net cash used in investing activities                                      (548,479)            (257,350)

CASH FLOWS FROM FINANCING ACTIVITIES:
      Private placement of common shares, net                             2,094,785                7,500
      Subscriptions received                                                135,000                 -
      Repurchase of founder shares                                         (112,000)                -

Payment of lease obligation for network equipment                           (12,453)                -
                                                                        -----------           ----------
Net cash provided by financing activities                                 2,105,332                7,500


Net increase in cash and cash equivalents                                   233,425                (4358)

Cash and cash equivalents at the beginning of the year                  $     1,263            $   5,621
                                                                        -----------           ----------

Cash and cash equivalents at the end of the year                        $   234,688            $   1,263
                                                                        ===========           ==========


Supplemental Information
      Cash payments for interest                                        $    13,289            $    -
                                                                        ===========           ==========
      Cash payments for taxes                                           $      -               $    -
                                                                        ===========           ==========



                 See notes to consolidated financial statements

                SONUS COMMUNICATION HOLDINGS, INC. AND SUBSIDIARY


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                           DECEMBER 31, 1999 AND 1998




NOTE 1 - DESCRIPTION OF BUSINESS



           The accompanying consolidated financial statements include the accounts of Sonus Communication Holdings, Inc. (the "Company" or "Holdings") and Sonus Communications, Inc. ("Sonus"), the Company's wholly owned subsidiary. The Company was incorporated in April 1999 as part of the merger between Sonus Communications Inc and The Park Group ("Park") and re-incorporation of The Park Group in Delaware (see Note 3 for details). Holdings is an inactive company whose only asset currently is Sonus.



           Sonus is a provider of low-cost, high-quality international telephone and Internet services. Sonus secures access to international destinations that offer the opportunity for large call volumes and high margins. The company establishes Internet connectivity and uses the circuit to provide voice, facsimile, Internet, and e-commerce services to US and foreign telephone and Internet Service Providers. In general, Sonus' destinations are in developing countries characterized by high international telephone rates, poor Internet connectivity and little access to US e-commerce or business-to-business services.



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



PRINCIPLES OF CONSOLIDATION



           The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Sonus Communications, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.



USE OF ESTIMATES



           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.



REVENUE RECOGNITION



           Revenue from telecommunications services is recognized as the service is provided. In connection with the sale of equipment, the related receivable is collected over extended periods based on usage of the equipment and consequently the revenue and profit is recognized on the installment method as the receivable is collected (see Note 4 for details).



DIRECT OPERATING EXPENSES



           Direct operating expenses consist primarily of telecommunications costs, connectivity costs and the cost of equipment sold to customers.



PROPERTY AND EQUIPMENT



           Network equipment and furniture and fixtures are recorded at cost and depreciated using the following estimated useful lives:



                 Computers and other                              2 - 7 years
                 Network equipment                                5   years

CASH AND CASH EQUIVALENTS



           The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents are carried at cost which approximates market value.



           The Company maintains its cash balances primarily in one financial institution. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. Management periodically monitors the credit worthiness of its bank to lower its risk.



INCOME TAXES



           The Company accounts for income taxes using the asset and liability approach as per FASB Statement no. 109, Accounting for Income Taxes ("FASB 109"). Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using expected tax rates in effect for the year in which the differences are expected to reverse. Under FASB 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date of the rate change.



STOCK BASED COMPENSATION



           FASB Statement No. 123 Accounting for Stock Based Compensation, requires the Company to either record compensation expense or to provide additional disclosures with respect to stock awards and stock option grants. Such disclosure is included in Note 8 below. No compensation expense is recognized pursuant to the Company's stock option plan under FASB 123, which is consistent with prior treatment under APB 25.



EARNINGS (LOSS) PER SHARE



           Earnings (loss) per share is calculated in accordance with FASB Statement no. 128, Earnings per Share. Basic earnings (loss) per share is computed by dividing the net income (loss) applicable to common shares by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share adjusts basic earnings (loss) per share for the effects of convertible securities, stock options and other potentially dilutive financial instruments, only in the periods in which such effect is dilutive.



CREDIT RISK



           Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents, trade receivables and property. Concentration of credit risk with respect to trade receivables is limited as a result of the customer base being mostly in the United States and the property risk limited because most equipment in foreign countries is owned by the Company's vendor in that country.



STATEMENT OF COMPREHENSIVE INCOME



           SFAS 130, Reporting Comprehensive Income prescribes standards for reporting comprehensive income and its components. Since the Company currently does not have any items of other comprehensive income, a statement of comprehensive income is not required.



NOTE 3 - MERGER & ACQUISITION



           MERGER: In January 1999, Sonus entered into merger discussions with Park. In anticipation of the merger, Park formed Sonus Park Acquisition, Inc. as a wholly owned subsidiary of Park. On March 4, 1999, Park Acquisition merged with and into Sonus leaving Sonus as the surviving corporation and a wholly owned subsidiary of Park. The former shareholders of Sonus received 92% of the capital stock of Park. The merger was accomplished via a reverse acquisition accounted for in a manner similar to a pooling of interests.



           On April 7, 1999, Park organized Sonus Communication Holdings, Inc. as a Delaware corporation and wholly owned subsidiary of Park. On April 16, 1999, Holdings merged with and into Park leaving Holdings as the surviving corporation. As a consequence of the merger, Sonus became a wholly owned subsidiary of Holdings. Shares of Park were exchanged for shares of Holdings on a one-for-one basis in the merger. The sole purpose of the merger was to re-incorporate in the state of Delaware.



           SUBSEQUENT ACQUISITION: On November 15, 1999, the Company signed a definitive merger agreement, subject to regulatory and EOT shareholder approval, to acquire Empire One Telecommunications, Inc. ("EOT") for 1,065,857 shares of common stock of the Company in exchange for all the outstanding common shares of EOT plus assumption of debt. The shares were valued at $3.00 per share. The Company has received Federal Communication Commission and New York State Public Service Commission approval with the remaining regulatory approvals anticipated before the end of the first quarter of 2000. EOT has scheduled the shareholder meeting on March 6, 2000 to vote on the merger.



           EOT is a domestic Competitive Local exchange Carrier ("CLEC"), Interexchange Carrier and Internet Service Provider that offers a full range of services including local, long-distance, internet access and web hosting services to approximately 12,000 subscribers. EOT's 1999 revenues were approximately $4.9 million.



 NOTE 4 - INSTALLMENT SALES



           During 1998, the Company purchased telecommunications equipment from a vendor at a cost of $231,090 which was sold to Egrisi Joint Stock Company, Ltd., an entity in the Republic of Georgia for $362,430. The payment terms are based on the usage of the equipment and consequently the collection period may be extended. As a result, the Company has recorded this sale under the installment method. Each payment collected is allocated to cost and profit in the same ratio that these two elements existed at the time of the sale. No installment sales were recorded in 1998. During 1999, the Company recorded installment sales of $69,014 with a margin of $ 25,206. At December 31, 1999, the remaining receivable on the installment sale was $187,430 net of unearned profit of $106,134.



NOTE 5 - PROPERTY AND EQUIPMENT



           Property and equipment consist of the following:



                                                                           December 31
                                                                          -------------
                                                                       1999           1998
                                                                       ----           ----
                        Network equipment                            $619,754       $257,350
                        Computers & other office Equipment             17,013            -
                        Assets held under capital lease               209,402            -
                                                                      -------       --------
                                                                      846,169        257,350
                        Accumulated depreciation                     (124,264)       (25,735)
                        Property and equipment, net                  $721,905       $231,615



NOTE 6 - STOCKHOLDERS' EQUITY



           On January 20, 1999, in connection with the merger with Park (see
           Note 3), the shareholders of the Company approved a 1 for 262.154216 reverse stock split of the Company's common stock. Additional shares were issued to round up each shareholder's fractional shares, and as a result of this split, 347,954 shares became outstanding immediately after the reverse split. The financial statements have been retroactively adjusted to account for this transaction.

NOTE 7 - FINANCING



           On January 21, 1999, Sonus completed the sale of 750,000 shares of common stock at $1.00 per share in a private placement to accredited investors. The aggregate offering price was $750,000 with Sonus netting cash proceeds of $627,000. L. Flomenhaft & Co.("Flomenhaft"), acting as investment banker, received $75,000 in cash and a five year common stock purchase warrant for 112,500 shares for its services. The investors in the private placement received piggyback registration rights in connection with the sale.



           In May 1999, the Company issued an aggregate principal amount of $575,000 of its 10% convertible debentures ("Debentures"). The Debentures were automatically converted under the terms of the agreement to common stock with the sale of the Equity Unit offering in August 1999 as described below. Debenture holders were also entitled to an "equity kicker" equal to one-half the number of shares of common stock into which the Debentures were converted. The Company converted the Debentures into common stock at $1.50 per share and, in accordance with the terms of the Debentures, provided the additional shares as part of the equity kicker thereby effectively making the price of the common shares $1.00 per share. Flomenhaft provided the investment banking services for this offering. By the terms of the Debentures, all investment banking fees were deferred until the Debentures were converted. In August, with the conversion of the Debentures into shares of common stock, the cash fees of $57,500 and the five-year warrants were issued to Flomenhaft.



           In August 1999, the Company sold $500,000 of its equity Units, consisting of an aggregate of 250,000 shares of common stock and 250,000 common stock purchase warrants. Each warrant is exercisable at $3.00 per share of common stock. The sale resulted in net proceeds to the Company of $435,000 after investment banking fees and other expenses. The investment banking fees resulted in a cash payment to Flomenhaft of $50,000 and the issuance to Flomenhaft and a nominee of Flomenhaft of a five-year common stock purchase warrant.



           In conjunction with the acquisition of Empire One Telecommunications, the Company completed the sale of 1,851,504 shares of common stock at $1.35 per share. The aggregate offering price was $2.5 million with the Company realizing $2,246,000 in cash proceeds. The offering was completed in three pieces with the first closing occurring on November 22, 1999 for 418,140 shares resulting in gross proceeds of $564,000 and net proceeds to the Company of $502,000, the second closing occurring on January 5, 2000 for 1,088,939 shares resulting in gross proceeds of $1,470,000 and net proceeds to the Company of $1,327,000, and the final closing occurring on January 27, 2000 for 344,425 shares resulting in gross proceeds of $465,000 and net proceeds to the Company of $417,157. The difference between gross proceeds and net proceeds reflect expenses of approximately $11,000 with the remaining difference being the cash portion of the investment banking fees. The closing that occurred on November 22, 1999 is included in the issued and outstanding common stock of the Company at December 31, 1999. At December 31, 1999, the Company had received $135,000 from investors in anticipation of the closing that occurred on January 5, 2000. These proceeds are shown in the equity section on the accompanying Consolidated Balance Sheet as subscriptions received.



NOTE 8 - WARRANTS AND OPTIONS



           FINANCING WARRANTS: In conjunction with the financing completed on January 21, 1999 (See Note 7 for a discussion of financing activity), Flomenhaft received 112,500 stock purchase warrants as a portion of the fees for acting as Sonus' investment banker. The exercise price was set at $1.00 per share, the per share sales price of the related private placement. Of the 112,500 warrants, Sonus issued 90,000 warrants to Flomenhaft and a warrant for the remaining 22,500 shares to a nominee of Flomenhaft. The warrants have piggyback registration rights associated with them.



           In May 1999, Flomenhaft acted as investment banker for the Company's 10% Convertible Debentures. As part of the fees for managing this offering, Flomenhaft earned common stock purchase warrants to acquire shares of the Company equal to 15% of the shares into which the Debentures converted at the effective conversion price of the Debentures. Under the terms of the Debenture Agreement, the Company had the right to either pay off the Debentures or to convert the Debentures to common shares, therefore the number of warrants and the exercise price of such warrants could only be determined upon conversion. Consequently, by agreement, the issuance to Flomenhaft of the warrants associated with the Debentures was deferred until the actual date of conversion. The Company chose to convert the entire Debenture to common shares and therefore Flomenhaft received the maximum number of warrants when the Debentures converted in August 1999. The exercise price was equal to the effective offering price of $1.00 per share.



           As part of the investment banking fees in conjunction with the Company's Unit Equity offering in August 1999, Flomenhaft earned a common stock purchase warrant for 37,500 shares at an exercise price of $2.00 per share, the price of each Unit in the offering. Of the shares earned, 32,812 were issued to Flomenhaft with the remaining 4,688 issued to a nominee of Flomenhaft.



           In conjunction with the financing traunch closed in November 1999, Flomenhaft and a nominee of Flomenhaft received five-year common stock purchase warrants to acquire a total of 62,720 shares of the Company's common stock at an exercise price of $1.35 per share, the price paid by investors for each share in the offering. As indicated above, the Company closed the remaining portion of this offering in January 2000. Flomenhaft and Hudson Allen (both investment bankers of the Company) received as the non-cash portion of the investment banking fee for the two January 2000 closings, common stock purchase warrants to acquire respectively,162,162 and 32,875, shares of the Company's common stock at an exercise price of $1.35.



           CONSULTING WARRANTS: On January 14, 1999, Sonus Communications entered into a two year consulting arrangement with L. Flomenhaft & Co. ("Consultant") whereby the Consultant is to provide strategic financial, business planning and business development services. The Agreement became effective January 21, 1999 when the first private placement was completed. To compensate Consultant for his efforts, Sonus issued a five-year warrant for 487,500 shares of common stock of the Company with an exercise price of $1.00 per share.



           Effective April 1, 1999, the Company entered into a consulting agreement with Coffin & Sons, Inc., a consulting firm owned by Mr. W. Todd Coffin, the Company's President and CEO. The agreement provided that Mr. Coffin serve as CEO for a term of six months and 15 days and that Mr. Coffin serve on the Board of Directors of the Company during the consulting period. For the services of Mr. Coffin, Coffin & Sons received cash compensation of $10,000 per month of which $2,000 per month was deferred until after the successful completion of the next private placement completed after the effective date of the agreement. The private placement was completed and the deferred payment was subsequently paid. In addition to the cash compensation, Coffin & Sons, Inc was issued 50,000 shares of common stock in May 1999 and is entitled to receive (i) 50,000 shares upon the successful completion of the private placement of common shares at a per share price of at least $1.50 and gross proceeds of at least $1 million;
           (ii) 50,000 shares following the registration of shares issued in the private placement and the shares trade at or above $3.00 per share for 20 consecutive trading days; and (iii) 50,000 shares following the installation of a new chief executive officer identified by Coffin & Sons, Inc and acceptable to the Company. The agreement expired October 15, 1999. Mr. Coffin and the Company agreed to extend the Agreement on a month-to-month basis until a new CEO can be found.



           On April 20, 1999 the Company entered into a three-month consulting agreement with Hudson Capital, a consulting firm owned by Mr. Raleigh Coffin, a director of the Company and the father of Mr. W. Todd Coffin. The agreement provided for Mr. R. Coffin to help the Company develop a comprehensive business plan along with an institutional investor presentation. Compensation to Hudson Capital consisted of $10,000 per month of which $5,000 per month was deferred until after the successful completion of the next private placement and a five-year warrant for 100,000 shares with an exercise price of $1.00 per share. The remaining balance of $10,000 remaining at December 31, 1999 was paid in January 2000. The warrant vests as to: (i) 25,000 shares upon the signing of the agreement; (ii) 25,000 shares upon the completion of the business plan; (iii) 25,000 shares upon successful completion of the private placement noted above and (iv) 25,000 shares when the stock publicly trades at $3.00 per share for at least 20 consecutive days.



           OTHER WARRANTS: In April 1999, Mr. Charles Albo, Chairman, and Ms. Maraneli, Executive Vice President each transferred 550,000 shares of common stock to the Company for cancellation by the Company. In exchange for the shares, the Company issued Mr. Albo and Ms Maraneli each a five year warrant to purchase 125,000 shares of the Company's common stock at an exercise price of $1.50 per share. Mr. Albo and Ms. Maraneli are the original founders of Sonus Communications, Inc.



           Pursuant to employment contracts, the Company has issued warrants to Mr. Stephen Albo, the Company's Chief Technical Officer and to Mr. Richard Rose, the Company's Chief Financial Officer. Initially, Mr. Albo received in lieu of a salary, a five-year warrant to acquire 75,000 shares of common stock that was fully vested at the time of issuance. At the time Mr. Albo became a full time employee, a second five year warrant to purchase 75,000 shares of common stock of the Company was issued which vests over three years. Mr. Rose received upon execution of an employment agreement, a five-year warrant to purchase 75,000 shares of common stock of the Company which vests over three years. All of the above employment warrants were issued with an exercise price of $1.00 per share, the price at which the last shares of common stock had been sold prior to the issuance of the warrants.



           In conjunction with the hiring of an investment relations firm, the Company issued a five year warrant to purchase 150,000 shares of common stock of the Company at $2.50 per share, the market value on the date of the agreement as determined based on the closing price of the Company's common stock on the NASDAQ Bulletin board on the day prior to the date of the agreement.



           EMPLOYEE STOCK OPTION PLAN: On June 10, 1999, the Company adopted the 1999 Stock Incentive Plan (the "1999 Plan") which was approved by a majority of the stockholders on July 12, 1999. Under the terms of the 1999 Plan, which expires on June 10, 2009, employees of the Company and its subsidiaries may be granted incentive stock options, non-statutory stock options and restricted stock awards. The option price of shares of common stock generally will not be less than 100% of the fair market value on the date of grant or 110% of fair market value in the case of a grant to a 10% shareholder. No option will be exercisable more than ten years from the date of grant. The Company has reserved 500,000 shares for issuance under the 1999 Plan. At December 31, 1999, employees had been granted 306,000 shares at prices ranging from $1.00 to $1.50, the fair market value on the date of grant based on the most recent private placement of the Company's common stock prior to the date of issuance of the options.



           Options typically vest quarterly over a three-year period unless the Board of Directors in its discretion provides otherwise. Options issued during 1999 were issued with provisions for the option to vest quarterly over three years from the date of grant. Options shall become fully vested upon a "change of control" as defined in the 1999 Plan.



           DIRECTORS OPTION PLAN: On June 10, 1999, the Company adopted the 1999 Director Stock Incentive Plan (the "Director Plan") which was approved by a majority of the stockholders on July 12, 1999. Under the terms of the Director Plan, which expires on June 10, 2009, non-employee directors of the Company may be granted non-statutory stock options at an exercise price equal to 100% of the fair market value on the date of grant. No option will be exercisable more than ten years from the date of grant. The Company has reserved 350,000 shares for issuance under the 1999 Plan. At September 30, 1999, the Company had granted to a new director an option for 50,000 shares at an exercise price of $2.00 per share, the fair market value on the date of grant, under the Director Plan.

           A summary of stock option transactions from the beginning of the plans through December 31, 1999 is as follows:



                                                   Employees' Plan               Directors' Plan
                                                   ---------------               ---------------
                                                Number         Average        Number        Average
                                                  Of          Price Per         of         Price Per
                                                Shares          Share         Shares        Shares
                                               --------       ---------      --------      ---------
            Outstanding January 1, 1999           -             $  -              -          $ -
            Granted                             306,000         $1.42          50,000        $2.00
            Exercised                             -             $  -              -            -
            Canceled                               -            $  -              -            -
                                               --------       ---------      --------      ---------
            Outstanding December 31, 1999       306,000         $1.42          50,000        $2.00
                                               ========       =========      ========      =========
            Exercisable Options at
            December 31, 1999                    64,417         $1.40           4,167        $2.00
                                               --------       ---------      --------      ---------



           The Company accounts for stock options utilizing APB 25, under which no compensation cost has been recognized. Had compensation cost for these options been determined consistent with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FASB 123), the net loss would have increased to $1,828,640 ($0.46 per share) compared to $1,751,266 ($0.44 per share) as reported for the year ended December 31, 1999. There would have been no impact in 1998 since the plans were not established until June 1999.



           For purposes of calculating the above required disclosure, the fair value of each option is estimated on the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1999: risk-free interest rate of 6.84%, no expected dividend yield, a volatility factor of the expected market price of the Company's common stock of 75% and a expected life of seven years.



           The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input assumptions including the expected stock price volatility. Because the Company's employee and director stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.



           The weighted average fair value of options granted during the year ended December 31, 1999 was $1.77 with the actual exercise prices for options outstanding as of December 31, 1999 ranging from $1.00 to $2.00 per share.



NOTE 9 - INCOME TAXES



           No provision for federal and state income taxes has been recorded since the Company has incurred losses through December 31, 1999 aggregating $2,200,000. The use of the losses of the Company will be limited in the future as a result of the merger with Sonus Communications which resulted in a change of control under the rules of the Internal Revenue Service. The losses of Sonus Communications expire beginning in 2013. Deferred tax assets at December 31, 1999 and 1998 which consist primarily of the tax effect of the net operating loss carryforwards noted above, amount to approximately $750,000 and $60,000, respectively. The Company has provided a valuation reserve to reduce this asset to zero at both December 31, 1999 and 1998 since there is no assurance the Company will generate future taxable income to utilize the asset.



NOTE 10 - GEOGRAPHIC AREA



           The Company derives most of its telecommunications revenue from customers located in the United States. Revenues from customers located outside the United States are less than 10% of revenues. However, revenues are derived by selling communications services to points of presence located in the following geographic areas:



                                                         Year Ended December 31,
                                                        ------------------------
                                                           1999          1998
                                                           ----          ----
                        United States                       4%             - %
                        Europe                             61%            100%
                        Asia                               35%             - %



NOTE 11 - TRANSACTIONS WITH THE FOUNDERS



           At December 31, 1998, the Company had a note to a shareholder with a principal balance of $99,969 plus accrued interest. Interest accrued at an annual rate of 7%. In conjunction with an agreement made with the shareholder effective April 16, 1999, the principal was converted into 44,431 shares of common stock of the Company. Accrued interest, which totaled $19,509 at the time of the principal conversion, remains unpaid at December 31, 1999 and is included in other accrued expenses.



           In May 1999, in conjunction with the agreement noted above, the Company agreed to redeem from each of Mr. Albo and Ms. Maranelli (the "Founders") 75,000 shares of common stock at $1.50 per share (the "Redemption Price"). The Founders agreed that payment of the Redemption Price would be deferred until the closing of a private placement resulting in gross proceeds to the Company of at least $1 million. In exchange for the deferral of the Company's payment obligations, the Company agreed to advance each of the Founders $7,000 per month not to exceed the total Redemption Price. All amounts advanced would be deducted from the Redemption Price when paid. Although the repayment was required to be made at the time of the Unit Equity sale in August 1999, the Founders have continued to accept advances from the Company in lieu of full payment until the Company's cash position is better able to support the remaining amounts due. At December 31, 1999, $112,000 had been paid leaving a balance due for the redemption of $113,000.



           The Agreement further called for the Founders beginning on May 1, 1999 to devote all their time to the Company and to take no compensation for one year. Beginning May 1, 2000, the Founders will be paid an annual salary commensurate with that paid to similarly situated members of senior management of the Company. As a result of this agreement, the Company has recorded $112,000 in 1999 as salary expense with a corresponding contribution to capital for the fair value of the time devoted by the Founders to the Company.



NOTE 12 - RELATED PARTY TRANSACTION



           During 1998, the Company provided consulting services to Goodwill Communications USA, Inc. ("Goodwill"), a corporation 90% owned by the Company's two founders. Income earned for such services aggregated $37,450. No such services were provided in 1999. As of December 31, 1998, amounts payable to Goodwill for advances amounted to $100,461 which were paid in 1999.



NOTE 13 - RETIREMENT PLAN



           The Company's Retirement Plan (the "Plan"), which was established in 1999, is a defined contribution plan including provisions of section 401(k) of the Internal Revenue Code. Employees of Holdings who have completed 30 days of service ("Participants") are eligible to participate in the Plan. The Plan permits, but does not require, the Company to match employee contributions. In addition, Holdings may make discretionary contributions to the Plan which will be allocated to each participant based on the ratio of such Participant's eligible compensation to the total of all Participants' eligible compensation. Amounts contributed by Holdings vest evenly over three years based on years of service. Participants may elect to direct the investment of their contributions in accordance with the provisions of the Plan. The Company made no contributions to the Plan during 1999.



NOTE 14 - CAPITALIZED LEASES

           In the third quarter of 1999, the Company entered into an equipment leasing arrangement with its network equipment supplier. The agreement provides for a total available facility of $2.2 million. Under the arrangement, the Company leased $209,000 of network equipment in the third quarter recording the transaction as a capital lease. Subsequent to December 31, 1999, the Company converted the outstanding vendor equipment payable of $375,000 into a lease under this leasing agreement. If the lease had been converted at December 31, 1999, $219,000 of the vendor equipment payable would have been classified as a long-term obligation.



           Depreciation of assets under capital leases included in depreciation expense for the year ended December 31, 1999 aggregated $10,470.



           Minimum future lease payments under capital leases in effect at December 31, 1999 are as follows:



                        Year Ending December 31,
                                    2000                    $103,480
                                    2001                      83,070
                                    2002                      56,565
                                                            --------
            Total minimum lease payments                     243,115
            Less:  Amount representing interest               46,166
                                                            --------
                                                            $196,949
                                                            ========



NOTE 15 - COMMITMENTS AND CONTINGENCIES



           Leased facilities: The Company leases office space, certain equipment and co-location space under lease agreements, certain of which are renewable at the Company's option and/or provide for increases in rent over the life of the lease. Rent expense for 1999 was $44,749. During 1998, the Company operated from an office located in the house of one of the founders at no charge to the Company. The value of such space is not considered material and therefore no rent expense has been recorded for such space.



           Approximate aggregate future minimum rentals applicable to operating leases in effect at December 31, 1999 are as follows:



                        Year Ending December 31,
                                            2000     $68,427
                                            2001      74,098
                                            2002      12,903
                                                     -------
                        Total minimum rental....    $155,428
                                                    ========



           Other Contingencies:



           A. The Company is dependent on certain primary providers of leased-line network capacity and internet access and upon third-parties to provide telecommunications services it provides to its customers.



           B. In 1998, the Company had one customer to which it provided telecommunications services. In 1999, the Company had two customers that provided approximately 71% of the Company's revenue.



           Employment contracts:



           The Company entered into one year employment contracts with each of Mr. Steven Albo, CTO, and Mr. Richard Rose, CFO, whereby each was given warrants, as described more fully in Footnote No. 8 above, with each receiving a salary of $84,000 per year and a payment at December 31, 1999 of an additional $31,000 providing each was employed by the Company at that time. The contracts are renewable upon the mutual consent of the Company and each of Mr. Albo and Mr. Rose. The employment agreements also contain provisions pursuant to which they have agreed not to compete with the Company.

           The Company entered into three-year employment agreements with Charles W. Albo and Nana Maraneli as of April 15, 1999. The agreements provide that Mr. Albo will serve as Executive Vice President and Chairman of Sonus Communication Holdings, Inc. and Ms. Maraneli will serve as Executive Vice President and Vice Chairman. Each has agreed to forgo any salary during the first year of the term (through May 1, 2000) but will become entitled to receive salary thereafter equivalent to that of similarly situated executives, to be not less than $84,000 per year. The agreement also provides that both shall be entitled to participate in benefit programs available to similarly situated senior management employees from and after April 15, 2000. The Company may terminate the employment agreements for cause or upon a finding of disability under the agreements. The employment agreements also contain provisions pursuant to which both have agreed not to compete with the Company.

                       SONUS COMMUNICATION HOLDINGS, INC.
                     INDEX TO PRO FORMA FINANCIAL STATEMENTS


                                                                      Page(s)

Introduction to Pro Forma Balance Sheet                                F-17



Balance Sheet as of December 31, 1999                                  F-18
Introduction to Pro Forma Statements of Operations                     F-19
Statements of Operations Year Ended 12/31/99                           F-20

PROFORMA BALANCE SHEET



The following unaudited consolidated balance sheet for the Company has been prepared based upon the historical balance sheet of the Company as of December 31, 1999 and giving effect to the probable acquisition of Empire One Telecommunications, Inc. with all adjustments necessary to consolidate EOT with the Company. In the opinion of Sonus' management, all material adjustments necessary to properly reflect the acquisition have been made. Such unaudited proforma information should be read in conjunction with the historical financial statements of Sonus Communication Holdings, Inc. and Empire One Telecommunications Inc. including the notes thereto, which are included elsewhere in this Prospectus, and the notes to this unaudited proforma consolidated balance sheet.

            UNAUDITED PROFORMA BALANCE SHEET AS OF DECEMBER 31, 1999



                                                                    Historical
                                                   ---------------------------------------------
                                                         Sonus            Empire One
                                                     Communication    Telecommunications,                       As Adjusted
                                                     Holdings, Inc.          Inc.                Adjustments    Consolidated
                                                   --------------------------------------------------------------------------
                                                                - ASSETS -
CURENT ASSETS:
            Cash                                       $  234, 688      $     5,009                       $       $ 239,697

            Accounts receivable                             31,936          614,048                                 645,984
            Installment sale   receivable                  187,430                -                                 187,430

            Loan receivable                                150,000                     (5)        (150,000)               -

            Prepaid expenses                                                 47,454                       -         214,026
                                                           166,572           ------                                 -------
                                                           -------

TOTAL CURRENT ASSETS                                   $   770,626          666,511               (150,000)       1,287,137

FIXED ASSETS                                               721,905           38,303                                 760,208


DEFERRED TAX ASSET                                               -          165,100    (4)        (165,100)               -

INVESTMENT IN SUBSIDIARY                                         -                     (1)        3,197,571               -

                                                                                       (5)      (3,197,571)

EXCESS COST OVER NET ASSETS ACQUIRED, NET                        -                     (3)        3,197,571       3,174,213

                                                                                       (4)          165,100

                                                                                       (5)           38,271

                                                                                       (6)        (226,729)

OTHER ASSETS                                                62,062          214,513                                 276,575
                                                        ----------       ----------              ----------      ----------

TOTAL ASSETS                                            $1,554,593       $1,084,427              $2,859,113      $5,498,133
                                                        ==========       ==========              ==========      ==========

                                               - LIABILITIES AND STOCKHOLDERS' EQUITY -

CURRENT LIABILITIES:
            Accounts payable                           $   382,045         $964,226                              $1,346,271

            Long-term debt, current portion                 87,399           56,282                                 143,681
            Vendor equipment payable                       364,666                                                  364,666
            Due to shareholders                            113,000                                                  113,000
            Accrued expenses                                42,510          335,594    (5)        (150,000)         228,104
                                                        ----------       ----------              ----------      ----------

TOTAL CURRENT LIABILITIES                                  989,620        1,356,102               (150,000)       2,195,722

NON-CURRENT LIABILITIES:
            Long-term debt, net of current                 109,550          184,507                                 294,057
portion

            Other liabilities                                                 -                                      43,000
                                                            43,000       ----------              ----------      ----------
                                                         ---------

                                                         1,142,170        1,540,609               (150,000)       2,532,779

STOCKHOLDERS' EQUITY (DEFICIT):
            Common stock                                       460               12    (1)              107             567
                                                                                       (5)             (12)
            Additional paid-in capital                   2,476,488          329,112    (1)        3,197,464       5,673,952
                                                                                       (3)        3,197,571
                                                                                       (5)        (329,112)
                                                                                       (5)      (3,197,571)
            Subscription receivable                        135,000                                                  135,000
            Accumulated deficit                        (2,199,525)       (785,306)     (5)          367,395     (2,844,165)

                                                                 -                     P/L        (226,729)
                                                                                  -              ----------      ----------


Total stockholders' equity (deficit)                       412,423        (456,182)               3,009,113       2,965,354
                                                        ----------       ----------              ----------      ----------

TOTAL LIAB & STOCKHOLDERS' EQUITY                     $  1,554,593       $1,084,427              $2,859,113      $5,299,200
                                                        ==========       ==========              ==========      ==========




1/ To record the issuance by the Company of 1,065,857 shares at $3.00 per share to acquire Empire One Telecommunications.



2/ To record the loans made to EOT subsequent to the signing of the merger agreement. This will be considered as additional purchase price of EOT at the time of the closing.



3/ To record the investment of Sonus in EOT on the books of EOT



4/ To write-off the deferred tax asset of EOT as part of the acquisition since this has no value to Sonus



5/ To adjust the equity of EOT to zero at the date of acquisition and to eliminate the investment of Sonus in EOT



6/ To amortize the excess cost over assets acquired using a 15 year life.

PROFORMA STATEMENTS OF OPERATIONS



The following unaudited proforma consolidated statements of operations for the Company has been prepared from the historical results of operations of Sonus giving effect to the probable acquisition of EOT assuming the merger was consummated January 1, 1999. Such unaudited proforma information should be read in conjunction with the historical financial statements of Sonus Communication Holdings Inc and Empire One Telecommunications Inc. including the notes thereto, which are included elsewhere in this Prospectus, and the notes to these unaudited proforma consolidated statements of operations. These statements do not purport to represent what the actual results of operations would have been for the Company had the merger been consummated at the beginning of the period, is not indicative of actual results and does not purport to represent what the results of operations of the combined entity may be in the future.

             UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 1999



                                                       Historical
                                    ---------------------------------------------------
                                          Sonus
                                      Communication    Empire One
                                        Holdings,      Telecomm.,
                                           Inc.           Inc.             Adjustments       Consolidated
                                    -------------------------------------------------------------------------
REVENUES:

      Telecommunications
services                              $ 1,635,042     $4,759,922                              6,394,964

      Installment sales                    69,014                                                69,014
                                      -----------     ----------           -----------      ------------
TOTAL REVENUES                          1,704,056      4,759,922                              6,463,978


COSTS AND EXPENSES:

      Direct expenses                   1,951,519      3,298,621                              5,250,140
      General and
administrative                          1,237,092      1,805,759                              3,042,851

      Amortization of cost
over net assets acquired                                            (1)       226,729           226,729
                                      -----------     ----------           -----------      ------------

TOTAL OPERATING EXPENSES                3,188,611      5,104,380              226,729         8,519,720
                                      -----------     ----------           -----------      ------------

LOSS FROM OPERATIONS                  (1,484,555)       (344,458)           (226,729)       (2,055,742)


OTHER EXPENSES:

      Interest expense                   ( 5,100)       (73,453)                               (78,553)

      Merger related costs              (261,611)          -                                  (261,611)
                                      -----------     ----------           -----------      ------------

TOTAL OTHER EXPENSES                   ( 266,711)       (73,453)                              (340,164)
                                      -----------     ----------           -----------      ------------

NET LOSS                             $(1,751,266)     $(417,911)           $(226,729)      $(2,395,906)
                                      ===========     ==========           ===========      ============

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                      3,965,071                                             5,030,928
                                      ===========     ==========           ===========      ============

BASIC LOSS PER SHARE                 $     (0.44)                                           $    (0.48)
                                      ===========     ==========           ===========      ============



-------------------------------------------------------------------------------





1/ Adjustment to amortize the excess of purchase price over net assets acquired if EOT had been acquired as of the beginning of the period. The calculation is based on a 15 year life.

================================================================================
No person has been authorized in connection with any offering made hereby to give any information or to make any representation other than those contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the shares of common stock and warrants offered hereby, nor does it constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date as of which such information is furnished or that there has been no change in the affairs of the Company since such date.

                                TABLE OF CONTENTS


                                                                            PAGE

Summary........................................................................4
Risk Factors...................................................................6
Cautionary Statement About Forward-Looking Statements.........................15
Recent Developments...........................................................15
Use Of Proceeds...............................................................15
Determination Of The Offering Price...........................................16
Capitalization................................................................16
Dividend Policy...............................................................16
Business......................................................................17
History.......................................................................20
Management's Discussion And Analysis..........................................22
Description Of Property.......................................................26
Certain Market Information....................................................26
Management....................................................................27
Executive Compensation........................................................29
Certain Relationships And Related Transactions................................32
Security Ownership Of Certain Beneficial Owners And Management................33
Conditional Right To Acquire Certain Securities...............................36
Selling Security Holders......................................................37
Plan Of Distribution..........................................................40
Shares Eligible For Future Sale...............................................41
Sales Of Restricted Securities................................................41
Recent Sales Of Unregistered Securities.......................................43
Description Of Securities.....................................................42
Delaware Anti-Takeover Law....................................................43
Certain Provisions Of The Articles Of Incorporation And Bylaws................43
Transfer Agent................................................................44
Legal Matters.................................................................44
Experts.......................................................................44
Additional Information........................................................44
Financial Statements.........................................................F-1

================================================================================




================================================================================


================================================================================


                                3,170,435 Shares



                      1,013,970 Warrants to Purchase Shares


                       SONUS COMMUNICATION HOLDINGS, INC.

                            Common Stock and Warrants

                      -----------------------------------

                                   Prospectus

                      -----------------------------------


                               Date:____________


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS


            Section 6.2 of the Company's Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages except: (a) for any breach of the director's duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director received any improper personal benefit.



            Article 7 of the Company's Certificate of Incorporation and Section
6.1 of the Company's Bylaws provides that, to the fullest extent permitted by the Delaware General Corporation Law, the Company shall indemnify any party to an action, suit or proceeding by reason of the fact that such person serves as a director or officer of the Company or as a director or officer of another entity at the request of the Company against all losses or amounts reasonably incurred or suffered in connection therewith. Section 145 of the Delaware General Corporation Law authorizes the Company to provide this protection to directors and officers and contains the standards for determining whether indemnification shall be made.



            Such indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Company in connection with the issuance and distribution of the shares of common stock and warrants.

            Expense                                                     Estimated Amount
           --------                                                     ----------------
            Securities and Exchange Commission
            Registration Fee                                                   $2,824

            Printing and Engraving Expenses                                   $10,000

            Legal Fees and Expenses                                           $30,000

            Accounting Fees and Expenses                                       $1,500

            Transfer Agent Fees and Expenses                                   $1,000

            Miscellaneous                                                      $5,000

                                                                              -------

            Total                                                             $50,324
                                                                              =======

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES





            In May 1998, our predecessor, The Park Group, Limited issued 162,877 shares (after giving effect to the 1 for 262.154216 reverse stock split approved by shareholders on January 29, 1999) of its common stock to a group of five existing shareholders, comprised of three directors, the sister-in-law of one of such directors and a consulting company in exchange for cancellation of indebtedness in an aggregate amount of $21,645. The Park Group relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933 in offering and selling such shares without registration under the Act. Each of the purchasers entered into common stock purchase agreements with The Park Group wherein they represented to The Park Group that they were accredited investors within the meaning of Rule 501(a) promulgated under the Securities Act.



            In November 1998, The Park Group sold 56,436 shares (after giving effect to the reverse stock split) of its common stock to the same group of five existing shareholders, for an aggregate of $7,500 in cash. Park Group relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933 in offering and selling such shares without registration under the Act. Each of the purchasers entered into common stock purchase agreements with The Park Group wherein they represented to The Park Group that they were accredited investors within the meaning of Rule 501(a) promulgated under the Securities Act.



            On January 21, 1999, we sold 750,000 shares of common stock, $.001 per share (the "Private Placement Shares"), with L. Flomenhaft & Co., Incorporated, acting as placement agent, to twenty-one sophisticated individual and corporate accredited investors. The aggregate offering price was $750,000, reflecting a $1.00 per share offering price. The placement agent received warrants to purchase 112,500 shares of common stock at $1.00 per share, and $75,000 in cash. We relied on Section 4(2) of the Act, and on Rule 506 of Regulation D promulgated thereunder, in issuing the shares without registering the offering under the Securities Act. We relied upon representations and warranties of the investors in the private placement contained in the subscription agreements entered into with the private placement investors, to the effect that the investors were accredited investors, as well as investor questionnaires completed by the investors.



            In March 1999, the 750,000 shares sold to investors on January 21, 1999 were converted, on a one-for-one basis, into shares of The Park Group in connection with the merger with The Park Group. The Park Group assumed the warrants received by the placement agent and registration obligations of Sonus Communications, Inc. The Park Group relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933 in exchanging such shares without registration under such Act.



            In April 1999, Park Group merged with and into Sonus Communication Holdings, Inc. The sole purpose of the merger was to reincorporate in Delaware. The issued and outstanding shares of Park Group were automatically converted, on a one-for-one basis, into shares of Sonus Communication Holdings, Inc. common stock. Sonus Communication Holdings, Inc. assumed Park Group's obligations with respect to all outstanding securities, including the warrants issued to the placement agent and the registration obligations of Park Group.



            In May 1999, we sold $575,000 original principal amount of our 10% convertible debentures to 26 sophisticated accredited corporate and individual investors pursuant to Rule 506 of Regulation D promulgated under the Securities Act. Selling commissions of approximately $57,500 payable to L. Flomenhaft & Co., Inc., as placement agent, were deferred pending the closing of the minimum offering of the unit equity offering described below which closed in August 1999. We relied on information provided and representations made by purchasers of the debentures in claiming exemption from the registration obligations of the Securities Act.

            Under the terms of the debenture agreement, the principal amount of the debentures plus accrued interest was automatically converted into shares of our common stock. Debenture holders were also entitled to an "equity kicker" equal to one-half the number of shares of common stock into which the debentures were converted. We converted the debentures into common stock at $1.50 per share and, in accordance with the terms of the debentures, provided the additional shares as part of the equity kicker, reducing the effective conversion price to $1.00 per share.



            In June 1999, we commenced a private placement of equity units, each unit consisting of one share of common stock and one common stock purchase warrant, through L. Flomenhaft & Co., Inc., as placement agent. On August 4, 1999, we sold $500,000 of its units to 10 sophisticated accredited individual and corporate investors, resulting in the issuance of 250,000 shares of common stock and 250,000 common stock purchase warrants. As a result of such sales, L. Flomenhaft & Co., Inc. and a nominee of L. Flomenhaft & Co. received a total of $50,000 and 37,500 common stock purchase warrants. The sale of the units in the unit equity offering was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of such Act and under Rule 506 of Regulation D promulgated under the Securities Act of 1933. We relied upon representations and warranties made by investors in the unit offering in the Subscription Agreement attached as Exhibit 4.1 to our Form 10-QSB for the quarter ended June 30, 1999 and upon Statements of Accredited Investors signed by such investors and delivered to us.



            As part of the unit equity offering, we granted registration rights to the investors as set forth in the Subscription Agreement referred to above. The registration rights provide that, within 45 days after the later of the completion of the last closing in the unit equity offering or the date we terminate the offering, we will:



           (i) file a registration statement covering the resale of the shares, warrants and shares underlying the warrants;



           (ii) undertake commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 90 days after such filing; and



           (iii) undertake commercially reasonable efforts to keep the registration statement continuously effective, supplemented and amended for a period of one year.



            The registration rights also provide that we are not obligated to file or maintain the effectiveness of any registration statement if we determine, in the exercise of our reasonable good faith judgement that such registration would have a material adverse effect on our business prospects, finances or operations; or that such registration would interfere with any material financing, disposition, corporate reorganization or other material transaction. We closed the offering on September 30, 1999 after completing the minimum offering and, under the terms of the offering, filed the registration statement of which this prospectus is a part.



            If we breach our obligations to file or to maintain the effectiveness of the registration statement or are unable to restore effectiveness within 90 days of a failure to maintain, we will pay liquidated damages to each holder of registrable securities purchased in the unit equity offering. The liquidated damages are five percent per month of the number of the investor's shares which were issued and outstanding and entitled to be registered on the date of the registration default. The liquidated damages begin 30 days after the registration default and continue until such time as we are current in our obligations or until the shares are exempt from registration provisions pursuant to Rule 144 of the Securities Act.



            As part of a $2.5 million private offering of our common stock, we sold an aggregate of 1,851,504 shares of common stock in November, 1999 and January, 2000 for approximately $2,499,500 to 43 sophisticated individual and corporate accredited investors, reflecting a $1.35 per share offering price. L. Flomenhaft & Co., Inc. and Hudson Allen & Co. acted as placement agents in connection with this offering.

Securities were sold in the offering at three separate closings conducted on November 22, 1999, January 5, 2000 and January 26, 2000. We sold 418,140 shares of common stock on November 22, 199 for approximately $564,500, 1,088,939 shares of common stock on January 5, 2000 for approximately $1,470,000, and 344,425 shares of common stock on January 26, 2000 for approximately $465,000. The placement agents received warrants to purchase 62,720 shares of common stock at $1.35 per share and $56,449 in cash in connection with the closing on November 22, received warrants to purchase an aggregate of 143,378 shares of common stock at $1.35 and $147,000 in cash in connection with the closing on January 5, 2000 and warrants to purchase an aggregate of 51,664 shares of common stock and approximately $46,500 in cash in connection with the closing on January 26, 2000.



            We relied on Section 4(2) of the Act, and on Rule 506 of Regulation D promulgated thereunder, in issuing the shares in the $2.5 million offering without registering the offering under the Act. We relied upon representations and warranties of the investors contained in the subscription agreements entered into with the private placement investors, to the effect that such investors were accredited investors and on investor questionnaires completed by such investors.

ITEM 27. EXHIBITS

Exhibit
NO.    DESCRIPTION OF EXHIBIT

2.1 Plan of Merger between Sonus Park Acquisition, Inc. and Sonus Communications, Inc. dated February 26, 1999, contained in the Agreement of Merger previously filed as Exhibit 3.1(f) to Form 10-SB filed May 14, 1999 (the "Form 10-SB"), hereby incorporated by reference.

2.2 Agreement and Plan of Merger dated April 12, 1999, contained in the Articles of Merger previously filed as Exhibit 3.1(g) to Form 10-SB, hereby incorporated by reference.


2.3 Merger Agreement dated as of November 15, 1999 among the Company, Empire One Acquisition Corporation, Empire One Telecommunications, Inc., John
       K. Friedman, Paul A. Butler, and Bradley D. Lewis.


3.1 Certificate of Incorporation, previously filed as Exhibit 2.1 of Form 10-SB, hereby incorporated by reference.

3.2 By-laws, previously filed as Exhibit 2.2 of Form 10-SB, hereby incorporated by reference.

4.1    Stock Subscription Agreement dated January 14, 1999, previously filed as
       Exhibit 3.1(a) of Form 10-SB, hereby incorporated by reference.

4.2    Placement Agent Agreement dated January 14, 1999, previously filed as
       Exhibit 3.1(b) of Form 10-SB, hereby incorporated by reference.

4.3    Shareholders Agreement dated as of January 21, 1999, previously filed as
       Exhibit 3.1(c) of Form 10-SB, hereby incorporated by reference.

4.4    10% Convertible Debentures dated May 5, 1999, previously filed as
       Exhibit 3.1(d) of Form 10-SB, hereby incorporated by reference.

4.5    Debenture Purchase Agreement dated May 5, 1999, previously filed as
       Exhibit 3.1(e) of Form 10-SB, incorporated herein by reference.

4.6 Articles of Merger dated February 26, 1999, previously filed as Exhibit 3.1(f) of Form 10-SB, hereby incorporated by reference.

4.7 Articles of Merger dated April 12, 1999, previously filed as Exhibit 3.1(g) of Form 10-SB, hereby incorporated by reference.

4.8 Certificate of Merger dated April 12, 1999, previously filed as Exhibit 3.1(h) of Form 10-SB, hereby incorporated by reference.

4.9 78,750 Placement Agent Warrants issued to L. Flomenhaft & Co., Inc. dated January 21, 1999.

4.10   11,250 Warrants issued to Lawrence Kaplan dated January 21, 1999.

4.11 487,500 Consulting Warrants issued to L. Flomenhaft & Co., Inc. dated January 21, 1999.

4.12 86,250 Debenture Placement Agent Warrants issued to L. Flomenhaft & Co., Inc. dated August 3, 1999.

4.13   Form of Unit Warrant issued to various purchaser dated August 3, 1999.

4.14 32,812 Unit Placement Agent Warrants issued to L. Flomenhaft dated August 3, 1999.

4.15 4,688 Unit Placement Agent Warrant issued to Tanner Unman Securities, Inc. on August 3, 1999.

4.16 4,444 Placement Agent Warrants issued to Coffin & Sons, Inc. dated November 22, 1999.

4.17 58,276 Placement Agent Warrants issued to L. Flomenhaft & Co., Inc. dated November 22, 1999.

5      Opinion re: legality

10.1 Employment Agreement dated as of April 15, 1999 between the Company and Charles W. Albo.

10.2 Employment Agreement dated as of April 15, 1999 between the Company and Nana Maraneli.

10.3 Consulting Agreement between Sonus Communications, Inc. and L. Flomenhaft & Co., Inc. dated January 14, 1999, previously filed as Exhibit 6.1(a) of Form 10-SB, hereby incorporated by reference.

10.4 Placement Agent Agreement between Sonus Communications, Inc. and L. Flomenhaft & Co., Inc. dated January 14, 1999, previously filed as
       Exhibit 3.1(b) of Form 10-SB, hereby incorporated by reference.

10.5 Employment Agreement with Richard D. Rose dated April 15, 1999, previously filed as Exhibit 6.1(c) of Form 10-SB, hereby incorporated by reference.

10.6 Consulting Agreement with Raleigh Coffin dated as of April 15, 1999, previously filed as Exhibit 6.1(d) of Form 10-SB, hereby incorporated by reference.

10.7   10% Convertible Debentures dated May 5, 1999, previously filed as
       Exhibit 3.1(d) of Form 10-SB, hereby incorporated by reference.

10.8 Consulting Agreement dated April 15, 1999 between the Company and Coffin & Sons, Inc., previously filed as Exhibit 6.1(f) of Form 10-SB, hereby incorporated by reference.

10.9   Hudson Allen Letter Agreement





22 Subsidiaries of the Company: Sonus Communication, Inc., a Virginia corporation, and Empire One Acquisition Corporation, a Delaware corporation.



23.1   Consent of Lazar, Levine & Felix LLP for the use of Sonus
       Communications, Inc. Independent Auditors' Report dated February 10,
       2000.


23.2 Consent of McGuire, Woods, Battle & Boothe, LLP, contained in the opinion of McGuire, Woods, Battle & Boothe, LLP attached as Exhibit 5 hereto and incorporated herein by reference.

ITEM 28.  UNDERTAKINGS

The undersigned Company hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the `Calculation of Registration Fee' table in the effective registration statement;

            (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.


The undersigned hereby undertakes that:


(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective. (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, in the city of Arlington, State of Virginia, on the 22nd day of March, 2000.


SONUS COMMUNICATION HOLDINGS, INC.

By: /s/ W. Todd Coffin
--------------------------
W. Todd Coffin
Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons on the 22nd day of March, 2000, in the capacities indicated.


SIGNATURE                           POSITION

/s/  W. Todd Coffin           W. Todd Coffin, Chief Executive Officer
-------------------           (Principal Executive Officer) and Director


/s/  Richard D. Rose          Chief Financial Officer (Principal
--------------------          Financial and Accounting Officer)


/s/  Charles W. Albo          Charles W. Albo, Director
---------------------


/s/  Nana Maraneli            Nana Maraneli, Director
------------------


/s/  Raleigh Coffin           Raleigh Coffin, Director
-------------------

                                INDEX TO EXHIBITS

Exhibit

NO.                     DESCRIPTION OF EXHIBIT

2.1 Plan of Merger between Sonus Park Acquisition, Inc. and Sonus Communications, Inc. dated February 26, 1999, contained in the Agreement of Merger previously filed as Exhibit 3.1(f) to Form 10-SB filed May 14, 1999 (the "Form 10-SB"), hereby incorporated by reference.

2.2 Agreement and Plan of Merger dated April 12, 1999, contained in the Articles of Merger previously filed as Exhibit 3.1(g) to Form 10-SB, hereby incorporated by reference.


2.3 Merger Agreement dated as of November 15, 1999 among the Company, Empire One Acquisition Corporation, Empire One Telecommunications, Inc., John
       K. Friedman, Paul A. Butler, and Bradley D. Lewis.


3.1 Certificate of Incorporation, previously filed as Exhibit 2.1 of Form 10-SB, hereby incorporated by reference.

3.2 By-laws, previously filed as Exhibit 2.2 of Form 10-SB, hereby incorporated by reference.

4.1    Stock Subscription Agreement dated January 14, 1999, previously filed as
       Exhibit 3.1(a) of Form 10-SB, hereby incorporated by reference.

4.2    Placement Agent Agreement dated January 14, 1999, previously filed as
       Exhibit 3.1(b) of Form 10-SB, hereby incorporated by reference.

4.3    Shareholders Agreement dated as of January 21, 1999, previously filed as
       Exhibit 3.1(c) of Form 10-SB,  hereby incorporated by reference.

4.4    10% Convertible Debentures dated May 5, 1999, previously filed as
       Exhibit 3.1(d) of Form 10-SB, hereby incorporated by reference.

4.5    Debenture Purchase Agreement dated May 5, 1999, previously filed as
       Exhibit 3.1(e) of Form 10-SB, incorporated herein by reference.

4.6 Articles of Merger dated February 26, 1999, previously filed as Exhibit 3.1(f) of Form 10-SB, hereby incorporated by reference.

4.7 Articles of Merger dated April 12, 1999, previously filed as Exhibit 3.1(g) of Form 10-SB, hereby incorporated by reference.

4.8 Certificate of Merger dated April 12, 1999, previously filed as Exhibit 3.1(h) of Form 10-SB, hereby incorporated by reference.

4.9 78,750 Placement Agent Warrants issued to L. Flomenhaft & Co., Inc. dated January 21, 1999.

4.10   11,250 Warrants issued to Lawrence Kaplan dated January 21, 1999.

4.11 487,500 Consulting Warrants issued to L. Flomenhaft & Co., Inc. dated January 21, 1999.

4.12 86,250 Debenture Placement Agent Warrants issued to L. Flomenhaft & Co., Inc. dated August 3, 1999.

4.13   Form of Unit Warrant issued to various purchaser dated August 3, 1999.

4.14 32,812 Unit Placement Agent Warrants issued to L. Flomenhaft dated August 3, 1999.

4.15 4,688 Unit Placement Agent Warrant issued to Tanner Unman Securities, Inc. on August 3, 1999.

4.16 4,444 Placement Agent Warrants issued to Hudson Allen & Co. dated November 22, 1999.

4.17 58,276 Placement Agent Warrants issued to L. Flomenhaft & Co., Inc. dated November 22, 1999.

5      Opinion re: legality

10.1 Employment Agreement dated as of April 15, 1999 between the Company and Charles W. Albo.

10.2 Employment Agreement dated as of April 15, 1999 between the Company and Nana Maraneli.

10.3 Consulting Agreement between Sonus Communications, Inc. and L. Flomenhaft & Co., Inc. dated January 14, 1999, previously filed as Exhibit 6.1(a) of Form 10-SB, hereby incorporated by reference.

10.4 Placement Agent Agreement between Sonus Communications, Inc. and L. Flomenhaft & Co., Inc. dated January 14, 1999, previously filed as
       Exhibit 3.1(b) of Form 10-SB, hereby incorporated by reference.

10.5 Employment Agreement with Richard D. Rose dated April 15, 1999, previously filed as Exhibit 6.1(c) of Form 10-SB, hereby incorporated by reference.

10.6 Consulting Agreement with Raleigh Coffin dated as of April 15, 1999, previously filed as Exhibit 6.1(d) of Form 10-SB, hereby incorporated by reference.

10.7   10% Convertible Debentures dated May 5, 1999, previously filed as
       Exhibit 3.1(d) of Form 10-SB, hereby incorporated by reference.

10.8 Consulting Agreement dated April 15, 1999 between the Company and Coffin & Sons, Inc., previously filed as Exhibit 6.1(f) of Form 10-SB, hereby incorporated by reference.

10.9   Hudson Allen Letter Agreement





22 Subsidiaries of the Company: Sonus Communication, Inc., a Virginia corporation, and Empire One Acquisition Corporation, a Delaware corporation.



23.1   Consent of Lazar, Levine & Felix LLP for the use of Sonus
       Communications, Inc. Independent Auditors' Report dated February 10,
       2000.



23.2 Consent of McGuire, Woods, Battle & Boothe LLP, contained in the opinion of McGuire, Woods, Battle & Boothe, LLP attached as Exhibit 5 hereto and incorporated herein by reference.